================================================================================

                          AGREEMENT AND PLAN OF MERGER


                                     among


                                  AT&T CORP.,

                             A-GROUP MERGER CORP.,

                           LIBERTY MEDIA CORPORATION

                                      and

                           THE ASSOCIATED GROUP, INC.


                            Dated as of May 28, 1999


================================================================================

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                               TABLE OF CONTENTS
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                                                                                                               Page

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ARTICLE I

         DEFINITIONS AND CONSTRUCTION.............................................................................1
                  1.1      Certain Definitions....................................................................1
                  1.2      Additional Definitions................................................................10
                  1.3      Terms Generally.......................................................................13

ARTICLE II

         THE MERGER AND RELATED MATTERS..........................................................................13
                  2.1      The Merger............................................................................13
                  2.2      Closing...............................................................................14
                  2.3      Conversion of Securities..............................................................15
                  2.4      Exchange of Shares....................................................................16
                  2.5      Changes in Parent Common Stock, Class A Liberty Group Stock or
                                    Class B Liberty Group Stock..................................................19

ARTICLE III

         CERTAIN ACTIONS.........................................................................................20
                  3.1      Stockholder Meeting...................................................................20
                  3.2      Registration Statement and Other Commission Filings...................................20
                  3.3      Identification of Rule 145 Affiliates.................................................21
                  3.4      Reasonable Efforts....................................................................22
                  3.5      Employee Matters......................................................................27
                  3.6      Company Severance Obligations.........................................................27
                  3.7      Company Stock Plan....................................................................28
                  3.8      Teligent Board........................................................................28
                  3.9      Pre-Merger Restructuring Transactions.................................................29
                  3.10     TruePosition Stock Plan...............................................................29
                  3.11     Conversions; Tax Treatment of LLCs....................................................29
                  3.12     Acquisition of Company Stock..........................................................29
                  3.13     Expenses..............................................................................31
                  3.14     Compensation..........................................................................32
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ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................32
                  4.1      Organization and Qualification........................................................32
                  4.2      Authorization and Validity of Agreement...............................................34
                  4.3      Capitalization........................................................................34
                  4.4      Reports and Financial Statements......................................................35
                  4.5      No Approvals or Notices Required; No Conflict with Instruments........................37
                  4.6      Absence of Certain Changes or Events..................................................38
                  4.7      Registration Statement; Proxy Statement...............................................39
                  4.8      Legal Proceedings.....................................................................39
                  4.9      Licenses; Compliance with Regulatory Requirements.....................................39
                  4.10     Brokers or Finders....................................................................40
                  4.11     Tax Matters...........................................................................41
                  4.12     Employee Matters......................................................................41
                  4.13     Fairness Opinion......................................................................44
                  4.14     Recommendation of the Company Board...................................................44
                  4.15     Vote Required.........................................................................44
                  4.16     Intangible Property; Copyrights.......................................................44
                  4.17     Investment Securities.................................................................44
                  4.18     Transactions with Affiliates and Certain Agreements...................................45
                  4.19     No Investment Company.................................................................45
                  4.20     DGCL Section 203......................................................................45
                  4.21     Rights Agreement......................................................................45
                  4.22     British Telecommunications............................................................45
                  4.23     No Appraisal Rights...................................................................46
                  4.24     No Excise Tax Obligations.............................................................46

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT................................................................46
                  5.1      Organization and Qualification........................................................46
                  5.2      Authorization and Validity of Agreement...............................................46
                  5.3      Capitalization of Parent..............................................................47
                  5.4      Ownership of Merger Sub; No Prior Activities;
                                    Assets of Merger Sub.........................................................47
                  5.5      Ownership of Company Stock............................................................48
                  5.6      Registration Statement; Proxy Statement...............................................48
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ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF LIBERTY...............................................................49
                  6.1      Organization and Qualification........................................................49
                  6.2      Authorization and Validity of Agreement...............................................49
                  6.3      Ownership of Company Stock............................................................49
                  6.4      Registration Statement; Proxy Statement...............................................50
                  6.5      Liberty Group Information.............................................................50
                  6.6      Absence of Certain Changes or Events..................................................50

ARTICLE  VII

         ADDITIONAL COVENANTS AND AGREEMENTS.....................................................................51
                  7.1      Access to Information Concerning Properties and Records...............................51
                  7.2      Confidentiality.......................................................................51
                  7.3      Public Announcements..................................................................52
                  7.4      Conduct of the Company's Business Pending the Effective Time..........................52
                  7.5      No Solicitation.......................................................................55
                  7.6      Expenses..............................................................................58
                  7.7      Actions by Merger Sub.................................................................58
                  7.8      Listing...............................................................................58
                  7.9      Convertible Securities................................................................58
                  7.10     Voting Agreement......................................................................59
                  7.11     Voting of Company Stock Held by Parent or Liberty.....................................59
                  7.12     Indemnification of Directors and Officers; Insurance..................................59
                  7.13     Tax Matters...........................................................................60
                  7.14     Certificates as to Indebtedness.......................................................61
                  7.15     Restructuring Transactions............................................................61

ARTICLE VIII

         CONDITIONS PRECEDENT....................................................................................61
                  8.1      Conditions Precedent to the Obligations of Parent, Merger Sub,
                                    and the Company for the Benefit of Parent, Merger Sub,
                                    Liberty and the Company......................................................61
                  8.2      Conditions Precedent to the Obligations of Parent and Merger Sub
                                    for the Benefit of Liberty...................................................62
                  8.3      Conditions Precedent to the Obligations of Parent and Merger Sub
                                    for the Benefit of Parent....................................................65
                  8.4      Conditions Precedent to the Obligations of the Company................................69

ARTICLE IX

         TERMINATION.............................................................................................71
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                  9.1      Termination and Abandonment...........................................................71
                  9.2      Termination Fee; Effects of Termination...............................................72

ARTICLE X

         MISCELLANEOUS...........................................................................................74
                  10.1     No Waiver or Survival of Representations and Warranties...............................74
                  10.2     Notices...............................................................................74
                  10.3     Entire Agreement......................................................................75
                  10.4     Assignment; Binding Effect; Benefit...................................................76
                  10.5     Amendment.............................................................................76
                  10.6     Extension; Waiver.....................................................................76
                  10.7     Headings..............................................................................77
                  10.8     Counterparts..........................................................................77
                  10.9     Applicable Law........................................................................77
                  10.10    No Remedy in Certain Circumstances....................................................77
                  10.11    Enforcement...........................................................................77
                  10.12    Disclosure Schedule...................................................................78
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


EXHIBITS

Exhibit 2.1(a)             Form of Certificate of Merger
Exhibit 3.3                Form of Affiliate Agreement
Exhibit 7.10               Form of Voting Agreement
Exhibit 7.13(i)            Parent Certificate
Exhibit 7.13(ii)           Company Certificate
Exhibit 7.13(iii)          Liberty Certificate
Exhibit 7.15               Restructuring Transactions

SCHEDULES

Schedule 1.1(a)            Exceptions from Liberty Material Adverse Effect

Company Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 28th day of May, 1999, by and among AT&T Corp., a New York corporation ("Parent"), A-Group Merger Corp., a Delaware corporation ("Merger Sub"), Liberty Media Corporation, a Delaware corporation ("Liberty"), and The Associated Group, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the parties are entering into this Agreement to provide for the terms and conditions upon which the Company will be acquired by Parent by means of a merger of Merger Sub, a direct wholly owned Subsidiary of Parent, with and into the Company (the "Merger"); and

                  WHEREAS, for federal income tax purposes, it is intended that the Merger and related transactions shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code").

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

                  "ACM" shall mean Associated Communications of Mexico, Inc., a Delaware corporation.

                  "Adjustment Indebtedness" shall be equal to the sum of (i) the total Indebtedness of the Company and its Subsidiaries on a consolidated basis at the Effective Time (excluding any Indebtedness of Portatel and its Subsidiaries to the extent that such Indebtedness has not been guaranteed by or otherwise become the legal obligation of the Company or any of its Subsidiaries) plus (ii) the amount of the cash payments required to be made by the Surviving Entity pursuant to Sections 3.6(a) and 3.7 (with such amount determined as if such payments were made as of the Effective Time so as not to include any increase in such amount in respect of any period after the Effective Time).

                  An "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other
Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, (a) neither the Company nor any of its Affiliates shall be deemed to be an Affiliate of Teligent or any of its Affiliates, (b) neither Teligent nor any of its Affiliates shall be deemed to be an Affiliate of the Company or any of its Affiliates, (c) neither the Company nor any of its Affiliates (other than Grupo Holdings and ACM) shall be deemed to be an Affiliate of Portatel or any of its Affiliates and (d) neither Portatel nor any of its Affiliates (other than Grupo Holdings and ACM) shall be deemed to be Affiliates of the Company or any of its Affiliates. For purposes of this Agreement, neither Parent nor any of its Affiliates (other than the Liberty Affiliates) shall be deemed to be an Affiliate of Liberty or any other Liberty Affiliate, and neither Liberty nor any other Liberty Affiliate shall be deemed to be an Affiliate of Parent or any of its other Affiliates (other than any Liberty Affiliate).

                  "Agreement" shall mean this Agreement and Plan of Merger, including all Exhibits and Schedules hereto.

                  "Asset Disposition" shall mean a sale, lease or encumbrance or other disposition of a business or assets comprising a business, in either case outside of the ordinary course of business, including any transaction described in Section 7.4(f) of the Company Disclosure Schedule, or any disposition of Investment Securities.

                  "Assumed Liberty Stock Price" means $34.50 (after giving effect to the Liberty May Stock Split).

                  "Class A Liberty Group Stock" shall mean the Class A Liberty Media Group Stock, par value $1.00 per share, of Parent.

                  "Class B Liberty Group Stock" shall mean the Class B Liberty Media Group Stock, par value $1.00 per share, of Parent.

                  "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

                  "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 2.2.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock Group" shall have the meaning given to such term in the Parent Charter.

                  "Company Class A Common Stock" shall mean the Common Stock, Class A, par value $.10 per share, of the Company, together with the associated Right(s).

                  "Company Class B Common Stock" shall mean the Common Stock, Class B, par value $.10 per share, of the Company, together with the associated Right(s).

                  "Company Disclosure Schedule" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered by the Company to each of Parent and Liberty.

                  "Company Stock" shall mean the Company Class A Common Stock and the Company Class B Common Stock.

                  "Company Stock Number" shall mean the fully diluted number of shares of outstanding Company Stock immediately prior to the Effective Time assuming the exercise, exchange or conversion of all Company Stock Options or other Convertible Securities exercisable or exchangeable for, or convertible into, Company Stock (but excluding any Rollover Options and any Company Stock Options to be canceled by the making of the cash payments described in Section 3.7), all as certified to Parent and Liberty by the Company's Chief Financial Officer.

                  "Company Stock Plan" shall mean the Company's Amended and Restated 1994 Stock Option and Incentive Award Plan.

                  "Covered Entity" shall have the meaning ascribed thereto in the Parent Charter.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "Effective Time" shall mean the time when the Merger of Merger Sub with and into the Company becomes effective under applicable law as provided in Section 2.1(a).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder.

                  "FCC" shall mean the Federal Communications Commission.

                  "FCC Consents" shall mean the actions by the FCC granting its consent to the transfer of control of the FCC Licenses in connection with the consummation of the transactions contemplated hereby.

                  "FCC Licenses" shall mean all licenses, permits, construction permits and other authorizations issued by the FCC in connection with the business and operations of the Company, its Subsidiaries and Teligent and its Subsidiaries.

                  "GAAP" shall mean generally accepted accounting principles as accepted by the accounting profession in the United States as in effect from time to time.

                  "Governmental Consent" shall mean any consent, approval, order or authorization of or other action by any Governmental Entity.

                  "Governmental Filing" shall mean any registration, qualification, declaration or filing with or any notice to any Governmental Entity.

                  "Grupo Holdings" shall mean Grupo Holdings, LLC, a Delaware limited liability company.

                  "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder.

                  "Indebtedness" shall mean, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person (excluding intercompany accounts between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company) (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding contingent payment obligations and accounts payable) or (E) relating to a capitalized lease obligation and all debt attributable to sale/leaseback transactions of such Person; (ii) every liability of others of the kind described in the preceding clause (i) which such Person has guaranteed or which is otherwise its legal liability, in either case to the extent required pursuant to GAAP to be set forth as a liability on a balance sheet of such Person.

                  "Indebtedness Threshold" shall initially be $187 million. If the Closing does not occur on or before July 31, 1999, the Indebtedness Threshold shall be increased to $191 million on August 1, 1999 and thereafter shall be increased by an additional $4 million on the first day of each subsequent calendar month until the Closing Date. The Indebtedness Threshold shall be adjusted downward on a dollar-for-dollar basis by the net cash proceeds retained by the Company or any Subsidiary from any Asset Disposition following the date hereof (including the transaction described on Section 7.4(f) of the Company Disclosure Schedule), following the payment of any fees, other expenses and taxes in connection therewith actually paid prior to the Closing.

                  "Inter-Group Agreement" shall mean the Inter-Group Agreement, dated as of March 9, 1999, between and among Parent, Liberty, Liberty Media Group LLC and certain other Persons specified therein, as the same may be amended or supplemented from time to time.

                  "Law" shall mean any foreign or domestic law, statute, code, ordinance, rule, regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree promulgated or entered by a Governmental Entity.

                  "Liberty Affiliate" shall mean Liberty, each Covered Entity and each Subsidiary of Liberty or a Covered Entity and from and after the Effective Time, the Surviving Entity.

                  "Liberty Group Information" means the information regarding the Liberty Media Group described in Section 6.5.

                  "Liberty Group Stock Number" shall mean the sum of (i) 51,778,920 (after giving effect to the Liberty May Stock Split) (or, if lower, the sum of (A) the number of shares of Class A Liberty Group Stock and (B) 1.02 times the number of shares of Class B Liberty Group Stock, in either case held by the Company and its wholly owned Subsidiaries as of the Effective Time, and
(C) 23,000,000 (after giving effect to the Liberty May Stock Split)), and (ii) the Option Proceeds Number, if any, less (iii) the Reduction Number.

                  "Liberty Impeding Transaction" means an acquisition or other transaction, or a definitive agreement with respect thereto, engaged in or entered into by Liberty or any Subsidiary of Liberty following the date hereof which makes it reasonably likely that any of the conditions set forth in Sections 8.1(c), 8.2(d), 8.2(e), 8.2(f), 8.2(g), 8.2(j), 8.3(b), 8.3(d) through
(h), 8.4(b) or 8.4(d) through (h) will not be satisfied.

                  "Liberty Material Adverse Effect" shall mean a material adverse effect on the business, assets or financial condition of Liberty and its Subsidiaries, taken as a whole, provided that none of the factors set forth in Schedule 1.1(a) shall be deemed by itself or by themselves, either alone or in combination, to constitute a Liberty Material Adverse Effect.

                  "Liberty May Stock Split" shall mean the stock dividend of one share of Class A Liberty Group Stock or Class B Liberty Group Stock for each share of Class A Liberty Group Stock of Class B Liberty Group Stock, respectively, with a record date of May 28, 1999 to be paid on June 11, 1999.

                  "Liberty Media Group" shall have the meaning given to such term in the Parent Charter.

                  "Lien" shall mean any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Material Adverse Effect" shall mean a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole, provided that none of the factors set forth in
Section 1.1(a) of the Company Disclosure Schedule shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect.

                  "Merger" shall have the meaning specified in the preamble hereto.

                  "Merger Consideration" shall mean the Parent Common Stock and Class A Liberty Group Stock into which shares of Company Stock are converted pursuant to Section 2.3(a)(i).

                  "NYSE" shall mean The New York Stock Exchange.

                  "Option Proceeds Number" shall be equal to:

                                            (x) an amount equal to the product
                   of (i) the number of shares of Class A Liberty Group Stock subject to Rollover Options (if any), and (ii) the per share exercise price(s) of such Rollover Options divided by

                                            (y) the Assumed Liberty Stock
                   Price.

                  "Parent Adverse Effect" shall mean any of (i) an effect which is adverse or burdensome with respect to, or could reasonably be expected to prevent, interfere with or delay, any of the Parent May Transactions or the consummation thereof, (ii) an effect which is adverse to, or burdensome on the business, assets, liabilities, condition (financial or otherwise), results of operations, operations or prospects of any material business of Parent or its Subsidiaries being conducted on the date hereof or contemplated by the Parent May Transactions (other than, in each case, any such effect which is insignificant in nature or consequence) or (iii) an adverse effect on the relationship between Parent or any of its Subsidiaries and any federal or state Governmental Entity having jurisdiction over any material business of Parent or its Subsidiaries or the operations or assets thereof (other than such an effect which is insignificant in nature or consequence), provided that no restriction, condition or limitation relating to the conduct of business or other relationships between Teligent and/or TruePosition or their respective Subsidiaries, on the one hand, and Parent or any of its Subsidiaries or Affiliates, on the other hand, which restriction, condition or limitation could have been effected unilaterally by Teligent or TruePosition or any such Subsidiary by such Person (A) refusing to enter into an agreement with Parent or its Subsidiaries or Affiliates or (B) refusing to enter into an agreement (or otherwise conducting business) with Parent or its Subsidiaries or Affiliates other than in accordance with such restriction, condition or limitation, shall be deemed to constitute or have a Parent Adverse Effect.

                  "Parent Charter" shall mean the Amended Certificate of Incorporation of Parent.

                  "Parent Common Stock" shall mean the Common Stock, par value $1.00 per share, of Parent.

                  "Parent Common Stock Number" shall mean the lesser of (i) 19,719,274 and (ii) the aggregate number of shares of Parent Common Stock held by the Company and its wholly owned Subsidiaries as of the Effective Time.

                  "Parent Impeding Transaction" means an acquisition or other transaction, or a definitive agreement with respect thereto, engaged in or entered into by Parent or any Subsidiary of Parent (which may include the Parent May Transactions) which, in the good faith judgment of the

Company, makes it reasonably likely that any of the conditions set forth in Sections 8.1(c), 8.2(d), 8.2(e), 8.2(f), 8.2(g), 8.2(j), 8.3(b), 8.3(d) through
(h), 8.4(b) or 8.4(d) through (h) will not be satisfied.

                  "Parent May Transactions" means each of the transactions announced in early May, 1999, between the Parent and each of MediaOne Group, Inc., Comcast Corporation, Lenfest Communications, Inc. and Microsoft Corporation, as each such transaction may be amended from time to time.

                  "Permitted Encumbrances" shall mean the following Liens with respect to the properties and assets of the Company: (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; (e) pledges of Investment Securities to secure Indebtedness under the margin or other lines of credit, or renewals thereof, described in Sections 4.1 and 4.17 of the Company Disclosure Schedule (provided, that any Indebtedness outstanding thereunder as of the Closing shall be included in the calculation of the amount of Adjustment Indebtedness); and (f) easements, restrictions and other defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the Company's use or occupancy of the property affected thereby.

                  "Permitted Teligent Disposition" means a transaction, or definitive agreement with respect thereto, which would result in the disposition by the Company of its interest in Teligent in which the Company would receive net after-tax consideration for such interest as a result of such transaction (without taking into account the effect of the utilization of any net operating losses or other similar tax benefits) having an aggregate fair market value, as of the date of execution of the definitive agreement providing for such Permitted Teligent Disposition, at least equivalent to the aggregate market value, as of the date hereof, of the Teligent Stock owned by the Company as of the date hereof; provided, that any non-cash consideration received by the Company as part of any such transaction shall consist solely (except for cash in lieu of fractional shares) of freely tradeable common equity securities (for this purpose any such securities received subject to Rule 145 under the Securities Act shall be deemed to be freely tradeable if such securities are received with customary demand and piggyback registration rights) of a publicly traded issuer (the issuance of which has been registered under the Securities Act) of a class or series, which prior to the announcement of such transaction, has either an unaffiliated public float of more than $10 billion or a market capitalization of more than $25 billion.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

                  "Portatel" shall mean Grupo Portatel, S.A. de C.V., a Mexican corporation.

                  "Post-Merger Restructuring Transactions" shall mean the matters described in paragraphs 6(b) through 15 of Exhibit 7.15 hereto.

                  "Pre-Merger Restructuring Transactions"shall mean the matters described in paragraphs 1 through 6(a) of Exhibit 7.15 hereto.

                  "Reduction Number" shall be the number equal to the sum of

                                            (x) the quotient obtained by
                  dividing (1) the amount (if positive) by which (A) the amount of Adjustment Indebtedness, as certified to Parent and Liberty by the Chief Financial Officer of the Company, exceeds (B) the Indebtedness Threshold by (2) the Assumed Liberty Stock Price, and

                                            (y) the number of shares of Class A
                  Liberty Group Stock that become subject to Rollover Options (if any) at the Effective Time pursuant to Section 2.3(b).

                  "Restriction", with respect to any capital stock or other security, shall mean any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to purchase or sell or otherwise acquire, dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

                  "Rights" shall mean the rights issued or issuable under the Rights Agreement.

                  "Rights Agent" shall mean ChaseMellon Shareholder Services, L.L.C. (successor to Mellon Bank, N.A.), or its successor, in its capacity as Rights Agents under the Rights Agreement.

                  "Rights Agreement" shall mean the Rights Agreement dated as of December 15, 1994, by and between the Company and the Rights Agent, as amended by Amendment No. 1 thereto dated as of March 17, 1999 and Amendment No. 2 thereto entered into prior to the execution and delivery of this Agreement and the Voting Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations thereunder.

                  "Specified Post-Merger Restructuring Transactions" shall mean the Cayman Continuation if the Delaware Continuation does not occur, and the Continuations if both the Cayman Continuation and Delaware Continuation occur.

                  "Subsidiary" when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. Notwithstanding the foregoing, for purposes of this Agreement,
(i) so long as the Company holds no more than 50% of the outstanding voting equity interests in Teligent, the Company's Subsidiaries shall be deemed not to include Teligent and its Subsidiaries, whether or not they otherwise would be Subsidiaries of the Company under the foregoing definition, (ii) the Company's Subsidiaries shall be deemed not to include Portatel and its Subsidiaries, whether or not they otherwise would be Subsidiaries of the Company under the foregoing definition, and (iii) Parent's Subsidiaries shall be deemed not to include Liberty or any Liberty Affiliate, whether or not they otherwise would be Subsidiaries of Parent under the foregoing definition.

                  "Surviving Entity" shall mean the Company as the surviving entity in the Merger as provided in Section 2.1(a).

                  "Synthetic Liberty Group Exchange Ratio" shall mean 2.04 (after giving effect to the Liberty May Stock Split)

                  "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated as of March 9, 1999, by and among Parent, Liberty and certain other Persons specified therein, as the same may be amended from time to time.

                  "Teligent" shall mean Teligent, Inc., a Delaware corporation.

                  "Teligent Class A Stock" shall mean the Common Stock, Class A, par value $0.01 per share, of Teligent.

                  "Teligent Class B Stock" shall mean the Common Stock, Class B, par value $0.01 per share, of Teligent.

                  "Teligent Interest Material Adverse Effect" shall mean a material adverse effect on the validity or nature of the Company's direct or indirect interest in Teligent and/or the rights and obligations associated therewith (including any material Liens or Restrictions thereon), provided that none of the factors set forth in Section 1.1(b) of the Company Disclosure Schedule shall be deemed by itself or themselves, either alone or in combination, to constitute a Teligent Interest Material Adverse Effect.

                  "Teligent Material Adverse Effect" shall mean a material adverse effect on the business, assets or financial condition of Teligent and its Subsidiaries, taken as a whole, provided that none of the factors set forth in Section 1.1(c) of the Company Disclosure Schedule shall be deemed by itself or by themselves, either alone or in combination, to constitute a Teligent Material Adverse Effect.

                  "Teligent Stock" shall mean, collectively, the Teligent Class A Stock and the Teligent Class B Stock.

                  "Transaction Adverse Effect" means a condition, event or effect which prohibits the parties from consummating the transactions contemplated hereby, including without limitation the Pre-Merger Restructuring Transactions or the Post-Merger Restructuring Transactions, or eviscerates the effectiveness thereof, provided that none of the factors set forth in Section 1.1(d) of the Company Disclosure Schedule shall be deemed by itself or themselves, alone or in combination, to constitute a Transaction Adverse Effect.

                  "Transaction Agreements" shall mean this Agreement, the Voting Agreement, the supplement to the Inter-Group Agreement to be entered into in connection with this Agreement and the amendment to the Tax Sharing Agreement to be entered into in connection with this Agreement.

                  "TruePosition" shall mean TruePosition, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company.

                  "TruePosition Stock Plan" shall mean the TruePosition, Inc. 1995 Amended and Restated Stock Incentive Plan.

         1.2 Additional Definitions. The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

Defined Term                                            Section
------------                                            -------

3.4(c)(ii) Delay Notice                                 3.4(c)(ii)
Alternative Proposal                                    7.5(a)
Applicable Period                                       7.5(b)
ARI                                                     3.9
Blocking Approval                                       3.4(c)(iv)
Blocking Approval Notice                                3.4(c)(iv)
BT                                                      4.22
Cayman Continuation                                     3.11
Cayman LLC                                              3.11
Certificates                                            2.4(b)
Certificate of Merger                                   2.1(a)
Claim                                                   7.12(a)
Class A Liberty Group Stock Exchange Ratio              2.3(a)(i)
Code                                                    Preamble
Company                                                 Preamble
Company Board                                           3.1
Company Charter                                         3.1
Company Plans                                           4.12(a)
Company Preferred Stock                                 4.3
Company SEC Reports                                     4.4(a)
Company Stock Option                                    2.3(b)
Company Teligent Shares                                 7.5(c)
Confidential Information                                7.2
Consolidated Returns                                    4.11
Continuations                                           3.11
Contract Consent                                        4.5(iv)
Contract Notice                                         4.5(iv)
Contract                                                4.5(v)
Convertible Securities                                  4.3
Delaware Continuation                                   3.11
Delaware LLC                                            3.11
Environmental and Health Laws                           4.9
ERISA                                                   4.12(a)
ERISA Affiliate                                         4.12(a)
Excess Shares                                           2.4(f)
Exchange Agent                                          2.4(a)
Exchange Agent Agreement                                2.4(a)
Exchange Fund                                           2.4(a)
Exchange Ratios                                         2.3(a)(i)
Executive Employment Agreements                         3.6(a)
Facilitating Approval                                   3.4(a)

Fairness Opinion                                        4.13
Fractional Fund                                         2.4(f)
Governmental Entity                                     4.5(vi)
Indemnified Liabilities                                 7.12(a)
Indemnified Party                                       7.12(a)
Injunction                                              3.4
Investment Security                                     4.17
IRS                                                     4.11
Liberty                                                 Preamble
Liberty Plans                                           3.5
Licenses                                                4.9
Local Approvals                                         4.5(ii)
Merger                                                  Preamble
Merger Proposal                                         3.1
Merger Sub                                              Preamble
MSI                                                     3.9
Option Payment                                          3.7
Parent                                                  Preamble
Parent Common Stock Exchange Ratio                      2.3(a)(i)
Parent May Approval                                     3.4(c)(ii)
Parent Preferred Stock                                  5.3
Parent Transaction                                      3.4(c)(i)
Party's Certificate                                     7.13
PBGC                                                    4.12(d)
Permits                                                 4.9
Proxy Statement                                         3.2(a)
Registration Statement                                  3.2(a)
Representatives                                         7.2
Required Filings                                        3.4
Rollover Election                                       3.7
Rollover Option                                         2.3(b)
Rule 145 Agreement                                      3.3
Section 3.4(c)(ii) Delay Notice                         3.4(c)(ii)
Section 3.4(c)(ii) Resumption Notice                    3.4(c)(ii)
Special Meeting                                         3.1
Special Purpose Sub                                     3.9
Superior Proposal                                       7.5(b)
Teligent 10-K                                           4.4(b)
Teligent Alternative Transaction                        7.5(c)
Teligent SEC Reports                                    4.4(b)
Termination Fee                                         9.2(a)
TruePosition Options                                    4.3
Violation                                               4.5(v)

Voting Agreement                                                       7.10
Voting Debt                                                            4.3

         1.3 Terms Generally. The definitions in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the term "to the Company's knowledge" or any similar term relating to the knowledge of the Company means the actual knowledge of any of the officers (determined in accordance with Rule 16a-1(f) under the Exchange Act as in effect on the date hereof) or directors of the Company. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.


                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

         2.1      The Merger.

                  (a) Merger; Effective Time. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, merge with and into the Company in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware a Certificate of Merger (the "Certificate of Merger") substantially in the form of Exhibit 2.1(a) and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by Parent, Liberty and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article IX, the parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

                  (b) Effects of the Merger. The Merger shall have the effect set forth in Sections 259 and 261 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

                  (c) Certificate of Incorporation and Bylaws of Surviving Entity. At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Entity until thereafter amended as provided by law. At the Effective Time, the Bylaws of Merger Sub, a copy of which is attached as Exhibit 2.1(c)(ii), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Entity until thereafter amended as provided by law.

                  (d) Directors and Officers of Surviving Entity. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Entity, or as otherwise provided by applicable law. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity and all such officers will hold office until their respective successors are duly appointed and qualify in the manner provided in the Bylaws of the Surviving Entity, or as otherwise provided by applicable law.

         2.2 Closing. The Closing shall take place (i) at 10:00 a.m. (New York time) at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022, on the first business day following the date on which the last of the conditions set forth in Article VIII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, if permissible, waived (except that if such day falls within six business days prior to the end of a fiscal quarter of Parent, the Closing shall not occur until the first day of the next fiscal quarter of Parent), or (ii) on such other date and at such other time or place as is mutually agreed by the parties hereto.

         2.3      Conversion of Securities.

                  (a) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of their securities:

                           (i) Each share of Company Class A Common Stock and
each share of Company Class B Common Stock outstanding immediately prior to the Effective Time (other than such shares to be canceled in accordance with Section 2.3(a)(iii) and subject to Section 2.4(f)) shall be converted into and represent the right to receive, and shall be exchangeable for:

                                    (A) a number of shares (or a fraction of a
share) of Parent Common Stock equal to the quotient (rounded to the nearest one-one thousandth of a share) obtained by dividing the Parent Common Stock Number by the Company Stock Number (such quotient being referred to as the "Parent Common Stock Exchange Ratio"), and

                                    (B) a number of shares (or a fraction of a
share) of Class A Liberty Group Stock equal to the quotient (rounded to the nearest one-thousandth of a share) obtained by dividing the Liberty Group Stock Number by the Company Stock Number (such quotient being referred to as the "Class A Liberty Group Stock Exchange Ratio" and, together with the Parent Common Stock Exchange Ratio, as the "Exchange Ratios").

                           (ii) All shares of Parent Common Stock and Class A
Liberty Group Stock issued pursuant to this Section 2.3(a) will be validly issued, fully paid and non-assessable. All shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and Class A Liberty Group Stock to be issued pursuant to this Section 2.3(a) (and any dividends or other distributions and any cash in lieu of a fractional share payable pursuant to Sections 2.4(f) and 2.4(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.4, without interest.

                           (iii) Each share of Company Stock that immediately
prior to the Effective Time is held by the Company as a treasury share shall be canceled and retired without payment of any consideration thereof and without any conversion thereof into the Merger Consideration.

                  (b) Treatment of Company Stock Options. Each outstanding unexercised option to purchase shares of Company Stock under the Company Stock Plan (a "Company Stock Option") shall, at the Effective Time, become fully vested and exercisable, and each Company Stock Option with respect to which a Rollover Election has been timely made by the holder thereof in accordance with
Section 3.7 shall, at the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, be assumed by Parent and converted into a fully vested and exercisable option to purchase that number of shares of Class A Liberty Group Stock determined by multiplying the number of shares of Company Stock subject to such Company Stock Option immediately prior to the Effective Time by the Synthetic Liberty Group Exchange Ratio, at an exercise price per share of Class A Liberty Group Stock equal to the exercise price per share of such Company Stock Option immediately prior to the Effective Time divided by the Synthetic Liberty Group Exchange Ratio, rounded down to the nearest whole cent (a "Rollover Option"). If the foregoing calculation results in a Rollover Option being exercisable for a fraction of a share of Class A Liberty Group Stock, then the number of shares of Class A Liberty Group Stock subject to such option shall be rounded up to the nearest whole number of shares. The terms and conditions of each Rollover Option shall otherwise remain as set forth in the Company Stock Option converted into such Rollover Option. All shares of Class A Liberty Group Stock issued upon the exercise of any Rollover Option will be validly issued, fully paid and non-assessable. Parent shall use commercially reasonable efforts to cause the issuance of shares of Class A Liberty Group Stock issuable upon exercise of any Rollover Options to have been registered, at or as promptly as reasonably practicable following the Effective Time, pursuant to an effective registration statement on Form S-8 (or other comparable form) under the Securities Act and Parent shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any Rollover Options remain exercisable.

                  (c) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of their securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the Common Stock, Class A, par value $.10 per share, of the Surviving Entity.

         2.4      Exchange of Shares.

                  (a) Appointment of Exchange Agent; Exchange Fund. On or before the Closing Date, Parent shall enter into an agreement (the "Exchange Agent Agreement") with [Equiserve], or at Parent's option another exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent hereunder. Promptly following the Effective Time, Parent shall make available to the Exchange Agent, for the benefit of those Persons who immediately prior to the Effective Time were the holders of Company Stock, certificates representing a sufficient number of shares of Parent Common Stock and Class A Liberty Group Common Stock required to effect the delivery of the aggregate Merger Consideration issuable pursuant to Section 2.3 (the certificates representing Parent Common Stock and Class A Liberty Group Common Stock comprising such aggregate Merger Consideration being hereinafter referred to as the "Exchange Fund").

                  (b) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration: (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as Parent and the Company reasonably specify.

                  (c) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or Parent pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, the Exchange Agent shall, subject to
Section 2.4(d), cause to be distributed to the person in whose name such Certificate shall have been issued (i) a certificate registered in the name of such person representing the number of whole shares of Parent Common Stock into which the shares of Company Stock previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this
Article II, (ii) a Certificate registered in the name of such person representing the number of whole shares of Class A Liberty Group Stock into which the shares of Company Stock previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this
Article II and (iii) payment (which shall be made by check) of any cash payable in lieu of fractional shares of Parent Common Stock and Class A Liberty Group Stock pursuant to Section 2.4(f). Each Certificate so surrendered shall be canceled.

                  (d) Unregistered Transfers of Company Stock. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, certificates representing the proper number of whole shares of Parent Common Stock and Class A Liberty Group Stock may be issued (and cash in lieu of fractional shares of Parent Common Stock and Class A Liberty Group Stock may be paid) to the transferee if the Certificate representing such Company Stock surrendered to the Exchange Agent in accordance with Section 2.4(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such person establishes to the satisfaction of Parent that such transfer would not violate applicable Federal or state securities laws.

                  (e) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed satisfactory to Parent and complying with any other reasonable requirements imposed by Parent, Parent will cause to be delivered to such person in respect of such lost, stolen or destroyed Certificate the Merger Consideration (and any cash in lieu of fractional shares of Parent Common Stock and Class A Liberty Group Common Stock to which such person is entitled pursuant to Section 2.4(f)) in respect thereof as determined in accordance with this Article II. Parent may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give Parent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against Parent or the Surviving Entity with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (f) No Fractional Shares. No fractional shares of Parent Common Stock or Class A Liberty Group Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of shares of Company Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock or Class A Liberty Group Stock upon surrender of Certificates for exchange pursuant to this Section 2.4 will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock and Class A Liberty Group Stock which, but for this Section 2.4(f), would be issuable in the Merger. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock and Class A Liberty Group Stock, respectively, delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Parent Common Stock and Class A Liberty Group Stock, respectively, to be distributed to former holders of Company Stock (such excess being herein called the "Excess Shares"). The Exchange Agent, as agent for the former holders of Company Stock, shall sell the Excess Shares at the prevailing prices on the NYSE. The sales of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, if any, including the expenses and compensation, if any, of the Exchange Agent, incurred in connection with such sale of Excess Shares, shall be deducted from the proceeds otherwise distributable to the holders of Common Stock. Until the proceeds of such sale have been distributed to the former holders of Company Stock, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

                  (g) No Dividends Before Surrender of Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock or Class A Liberty Group Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Class A Liberty Group Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate as provided herein. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock or Class A Liberty Group Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time and payable with respect to such whole shares of Parent Common Stock or Class A Liberty Group Stock between the Effective Time and the time of such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock or Class A Liberty Group Stock.

                  (h) No Further Ownership Rights in Company Stock. All shares of Parent Common Stock and Class A Liberty Group Stock issued and all cash in lieu of fractional shares paid upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Stock which were outstanding immediately prior to the Effective Time. Subject to
Section 2.4(i), if, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (i) Termination of Exchange Fund and Fractional Fund; Abandoned Property Laws. Any portion of the Exchange Fund and the Fractional Fund (and any dividends or other distributions with respect to such portion of the Exchange Fund) which remains unclaimed by the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall, after such delivery, look only to Parent for payment of their claim for the applicable Merger Consideration (and any such dividends or other distributions) or for any cash in lieu of fractional shares of Parent Common Stock or Class A Liberty Group Stock, as applicable. Neither Parent nor the Surviving Entity shall be liable to any holder of shares of Company Stock or Parent Common Stock and Class A Liberty Group Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

         2.5 Changes in Parent Common Stock, Class A Liberty Group Stock or Class B Liberty Group Stock. If prior to the Effective Time, the Parent Common Stock, Class A Liberty Group Stock or Class B Liberty Group Stock shall be recapitalized or reclassified or Parent shall effect any stock dividend, stock split, or reverse stock split of Parent Common Stock, Class A Liberty Group Stock or Class B Liberty Group Stock, or shall otherwise effect any transaction that changes the shares of Parent Common Stock, Class A Liberty Group Stock or Class B Liberty Group Stock into any other securities (including securities of another corporation), or shall make any other dividend or distribution on the shares of Parent Common Stock, Class A Liberty Group Stock or Class B Liberty Group Stock (other than normal quarterly cash dividends as the same may be adjusted from time to time), then the respective Exchange Ratios, the Synthetic Liberty Group Exchange Ratio, the Assumed Liberty Stock Price, the terms of the foregoing exchanges, and the terms of the conversion of any Rollover Options as provided in Section 2.3(b) will, as appropriate, be adjusted to reflect such split, combination, transaction, dividend or other distribution or change.

                                  ARTICLE III

                                CERTAIN ACTIONS

         3.1 Stockholder Meeting. The Company and its Board of Directors (the "Company Board") shall take all action necessary in accordance with applicable law and the Company's Restated Certificate of Incorporation (the "Company Charter") and Bylaws to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of this Agreement and the Merger contemplated hereby (the "Merger Proposal"). The only matters the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be the Merger Proposal and related matters incidental to the consummation of the Merger and, if so determined by the Company, such other matters as are customarily presented to stockholders at an annual meeting. Subject to Sections 7.5(b)(iii) and (iv), the Company Board will recommend that the Company's stockholders vote in favor of approval of the Merger Proposal and the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and to secure the vote of stockholders of the Company required by the DGCL and the Company Charter to effect the Merger. The Company shall not require any vote greater than a majority of the votes entitled to be cast by the holders of the issued and outstanding shares of Company Stock for approval of the Merger Proposal.

         3.2      Registration Statement and Other Commission Filings.

                  (a) Registration Statement and Proxy Statement. Subject to
Section 3.4(c), as soon as reasonably practicable after the execution of this Agreement, Parent, Liberty and the Company shall cooperate in the preparation of, and the Company shall file confidentially with the Commission, a preliminary proxy statement in form and substance reasonably satisfactory to each of Parent, Liberty and the Company, and, following resolution of comments, if any, of the Commission on the preliminary proxy statement, Liberty and Parent shall prepare and Parent shall file with the Commission a registration statement on Form S-4 (the "Registration Statement"), containing a form of prospectus that includes such proxy statement (as amended or supplemented, if applicable) registering under the Securities Act the issuance of the shares of Parent Common Stock and Class A Liberty Group Stock issuable upon conversion of Company Stock pursuant to the Merger. Subject to Section 3.4(c), each of Parent, Liberty and the Company shall use commercially reasonable efforts to respond to any comments of the Commission, to have the Registration Statement declared effective as promptly as practicable after such filing and to cause the proxy statement as filed with the Commission and as thereafter amended or supplemented to be approved by the Commission and mailed to the Company's stockholders at the earliest practicable time (such proxy statement in the definitive form mailed to the Company's stockholders, as thereafter amended or supplemented, being referred to as the "Proxy Statement"). The Company, Liberty and Parent will notify each other party promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Registration Statement, the Proxy Statement or any other filing or for additional information, and will supply the other parties with copies of all correspondence between it and any of its representatives, on the one hand, and the Commission or its staff on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing with the Commission relating thereto. Whenever any party hereto becomes aware of any event which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing with the Commission in connection with this Agreement or the transactions contemplated hereby, such party shall promptly inform the other parties of such occurrence and cooperate in the prompt filing with the Commission or its staff or any other governmental officials, and/or mailing to stockholders of the Company, of such amendment or supplement which shall comply in all material respects with the provisions of the Securities Act and the Exchange Act. The Company, and Parent and Liberty, each shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby. For further clarity, the parties agree that the Parent May Transactions and any transactions provided for in the Inter-Group Agreement or the Tax Sharing Agreement are not transactions contemplated by this Agreement, but the Pre-Merger Restructuring Transactions and the Post-Merger Restructuring Transactions are transactions contemplated by this Agreement.

                  (b) Company Board Recommendation. The Proxy Statement shall include the recommendation of the Company Board in favor of approval and adoption of this Agreement and the Merger, except to the extent the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 7.5(b)(iii) or (iv). The Company shall use all reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement becomes effective.

                  (c) Comfort Letters. The Company will use its reasonable best efforts to cause to be delivered to Parent and Liberty a letter of Ernst & Young LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to Parent, in form reasonably satisfactory to Parent and Liberty and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement.

         3.3 Identification of Rule 145 Affiliates. Within 30 days after the execution of this Agreement, the Company shall deliver to Parent and Liberty a letter identifying all Persons who the Company knows are or who the Company has reason to believe may be, as of the date of the Special Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will supplement such letter, if applicable, with the name and address of any other Person subsequently identified by either Parent or the Company, as the case may be (unless, in the case of Parent, an opinion of outside counsel to the Company reasonably acceptable to Parent is provided to Parent that such Person is not an affiliate), as a Person who may be deemed to be such an affiliate; provided, however, that no such Person identified by Parent or the Company, as the case may be, shall remain on such list of affiliates if Parent or the Company, as the case may be, shall receive from the other party, on or before the date of the Special Meeting, an opinion of outside counsel reasonably satisfactory to Parent to the effect that such Person is not such as affiliate. The Company shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above (as so supplemented) to deliver to Parent, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 3.3 (each a "Rule 145 Agreement"). Parent shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock or Class A Liberty Group Stock received by such affiliates in the Merger.

         3.4      Reasonable Efforts.

                  (a) Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VIII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and Subsidiaries, and use their reasonable efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Registration Statement, the preliminary proxy statement referred to in Section 3.2 and the Proxy Statement, and any necessary amendments or supplements to any of the foregoing, including providing information to the other parties as may be reasonably required in connection therewith; (ii) seeking to have such Registration Statement declared effective, by the Commission as soon as reasonably practicable after filing; (iii) taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the Merger Consideration; (iv) using commercially reasonable efforts to obtain all consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and to give all necessary notices to and to make all necessary filings with and applications and submissions to, any Governmental Entity or other Person required in order to cause any of the conditions to each other party's obligation to consummate the Merger and the transactions contemplated hereby as specified in Article VIII to be fully satisfied (collectively the "Required Filings"); (v) filing all pre-merger notification and report forms required under the Hart-Scott Act and responding to any requests for additional information made by any Governmental Entity pursuant to the Hart-Scott Act; (vi) using commercially reasonable efforts to lift any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 8.2(d), 8.3(d) or 8.4(d), or to cause to be rescinded or rendered inapplicable any statute, rule or regulation of any type referred to in Section 8.2(e); (vii) using commercially reasonable efforts to obtain the tax opinions referred to in Sections 8.2(j), 8.3(h) and 8.4(h);
(viii) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates and making all applications and filings as may be reasonably requested in connection with any of the foregoing; and (ix) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated hereby; provided, however, that in making any such filing or in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction, or causing to be rescinded or rendered inapplicable any statute, rule or regulation, or in taking any other action referred to in this sentence (a "Facilitating Approval"), (I) Parent and its Subsidiaries and Affiliates shall not be required to pay any consideration (other than customary filing fees and the like), divest or otherwise rearrange the composition of any assets or agree to any conditions, restrictions, requirements or other obligations which have, or are reasonably likely to have, a Parent Adverse Effect, (II) subject to Section 3.4(e), neither Liberty and its Subsidiaries and Affiliates nor the Company and its Subsidiaries and Affiliates shall be required to pay any material consideration, divest or otherwise rearrange the composition of any material assets or agree to any conditions or requirements which are, or are reasonably likely to be, materially adverse or materially burdensome to Liberty or the Company, as applicable, (III) without Liberty's prior consent (but subject to clause (ii) of the proviso in Section 3.4(b)), the Company and its Subsidiaries and Affiliates shall not amend in any material respect any material License or Contract, pay any material consideration, divest or otherwise rearrange the composition of any material assets or agree to any material conditions or requirements or make any material agreement or reach any understanding or arrangement with respect to the foregoing, in any such case other than in the ordinary course of business, and (IV) Liberty and the Company recognize that Parent may allocate resources in whatever manner it deems appropriate (including to the Parent May Transactions) in greater numbers and amounts, and more promptly, than to the transactions contemplated by this Agreement. For purposes of the foregoing proviso, the parties agree (without limitation of clause (ii) of the proviso in Section 3.4(b)) that (1) the Company's interest in Teligent is a material asset, (2) any material transactions involving the Company's interest in Teligent would be outside the ordinary course of business, and (3) subject to Section 3.4(e), Liberty shall not be required to agree or consent to a divestiture or rearrangement of the Company's interest in Teligent, or to any conditions or requirements relating to the Company's interest in Teligent (including, without limitation, any such conditions or requirements relating to the ownership and governance of Teligent following the Merger) other than those contained in the agreements and other instruments set forth in Section 4.1(2)(a) of the Company Disclosure Schedule. Prior to a party making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, such party shall provide the other parties with drafts thereof and afford the other parties a reasonable opportunity to comment on such drafts.

                  (b) Notwithstanding the foregoing or any other provision of this Agreement, the parties agree and acknowledge that in order to obtain a Facilitating Approval, the Company or its Subsidiaries may take any reasonable action with respect to any property, asset (including any License or Contract) or business of the Company or its Subsidiaries (other than the Company's equity interests in Teligent or Parent (including the Parent Common Stock, the Class A Liberty Group Stock and the Class B Liberty Group Stock)), including divesting or otherwise rearranging the composition thereof in a commercially reasonable manner, agreeing to any reasonable conditions or requirements (including, without limitation, reasonable restrictions or limitations on the ability of the Company or any of its Subsidiaries to engage in certain businesses following the Merger that do not purport to apply to Parent, Liberty or any of their respective Subsidiaries and Affiliates (other than the Company and its Subsidiaries)), or entering into any reasonable agreement, understanding or arrangement providing for the foregoing; provided, that (i) none of the foregoing shall purport to be binding with respect to or otherwise affect any property, asset or business of Parent, Liberty and their respective Subsidiaries and Affiliates (other than those of the Company and its Subsidiaries) and (ii) in the event (A) of a Parent Impeding Transaction or a Liberty Impeding Transaction or (B) of the delivery of a Blocking Approval Notice, or (C) of the delivery of a Section 3.4(c)(ii) Delay Notice, the Company may engage in a Permitted Teligent Disposition to the extent that the Company determines in good faith that such Permitted Teligent Disposition would, or would be reasonably likely to, facilitate the Closing, in which event (x) the Company shall reasonably advise Liberty regarding the status and proposed material terms of any possible Permitted Teligent Disposition, except to the extent the Company reasonably determines in its good faith judgment, after consultation with the Company's outside legal counsel, that to do so would be, or would be reasonably likely to be, inconsistent with the proper discharge of fiduciary duties (of the Company's representatives on Teligent's board of directors or otherwise) under applicable law and (y) the parties acknowledge that any action taken by the Company or Teligent or any of their respective Subsidiaries, or by any officer, director, employee, agent or representative of the Company or Teligent or of their respective Subsidiaries acting in their capacity as such, in connection with entering into an agreement providing for, or consummating, a Permitted Teligent Disposition pursuant to and in accordance with this clause (ii), shall not constitute a breach or violation of any provision of Sections 7.4 or 7.5 or of any representation, warranty or other provision hereof to the extent applicable to the direct or indirect interest of the Company in Teligent.

                  (c) Notwithstanding anything to the contrary in this Agreement or any other document executed in connection herewith, the parties hereto agree and acknowledge that

                           (i) except to the extent set forth in Sections 3.11,
3.12, 3.13, 3.14, 5.4, 7.13 and 7.15 and Section 1.1 of the supplement to the Inter-Group Agreement being executed in connection herewith, (A) neither this
Section 3.4 nor any other provision of this Agreement or any other document executed in connection herewith shall prevent, inhibit or in any way restrict the right of Parent or any of its Subsidiaries or Affiliates from engaging in any merger, acquisition, business combination, stock repurchase, stock issuance or other transaction or business opportunity (a "Parent Transaction"), including the Parent May Transactions and any Parent Impeding Transaction, even if such Parent Transaction would materially interfere with the transactions contemplated by this Agreement, and (B) the pursuit and/or consummation by Parent or any of its Subsidiaries of any Parent Transaction (including any or all of the Parent May Transactions) shall be deemed not to be a breach of any provision of this Agreement or any such other document;

                           (ii) if Parent determines in good faith that there
is a reasonable possibility that it would not obtain a Facilitating Approval (which term, as used in this subparagraph (ii), relates to the matters described in the definition of "Facilitating Approval," but to be obtained with the purpose of consummating the Parent May Transactions, as opposed to the transactions contemplated hereby) required in connection with a Parent May Transaction (a "Parent May Approval") or would obtain such Parent May Approval only subject to a condition, limitation or restriction that could reasonably be expected to have a Parent Adverse Effect, in either case, as a result of the consummation of the Merger, then Parent shall promptly notify Liberty and the Company of such determination and of its intention to delay consummation of the Merger (a "Section 3.4(c)(ii) Delay Notice"), in which event, notwithstanding any other provision of this Agreement, Parent may delay the consummation of the Merger until the earlier of (A) such time as Parent obtains such Parent May Approval and (B) such time as Parent can no longer reasonably conclude that there is a reasonable possibility that such Parent May Approval would not be obtained or would be obtained only subject to any such condition, limitation or restriction, in either case were the Merger consummated. Upon the occurrence of either condition described in clauses (A) or (B) above, Parent shall give prompt notice to Liberty and the Company to such effect (a "3.4(c)(ii) Resumption Notice"). Following the delivery of a Section 3.4(c)(ii) Delay Notice, the Company may terminate this Agreement on five business days written notice to Parent and Liberty (provided, that on the date of such termination Parent has not delivered a 3.4(c)(ii) Resumption Notice).

                           (iii) Parent may delay the filing of the
Registration Statement with the Commission (and, if so requested by Parent, the Company shall delay the filing of the preliminary proxy statement referred to in Section 3.2(a)) until such time no later than 45 days following the filing of the preliminary proxy statement relating to the Parent May Transactions with the Commission as may be so requested by Parent, but in any event no later than September 30, 1999, in any such case to the extent that Parent determines in good faith that there is a reasonable possibility that the failure to delay such action would interfere with or delay the Parent May Transactions (including the mailing of the proxy statement/prospectus relating to the Parent May Transactions);

                           (iv) if Parent determines in good faith that it is
reasonably likely that it will not obtain a Parent May Approval or will obtain such Parent May Approval only subject to a condition, limitation or restriction that would have a Parent Adverse Effect, in either case, as a result of the prior receipt of a Facilitating Approval required in connection with the Merger (a "Blocking Approval"), then Parent shall give prompt written notice of such determination to the Company and Liberty (any such notice, a "Blocking Approval Notice"), whereupon the parties shall, and shall cause their respective Subsidiaries and Affiliates to, cooperate with one another and use commercially reasonable efforts to cause to be removed the impediment with respect to such Parent May Approval caused by the Blocking Approval. If as of the date that is 65 business days following the date of such Blocking Approval Notice to the Company and Liberty (or, if earlier, the date that Parent could otherwise consummate the Parent May Transactions were this Agreement terminated (or the impediments with respect to all Blocking Approvals were removed)), either the Company or Parent may terminate this Agreement on five business days written notice to each of the other parties (provided that at the time of such further notice Parent continues to believe in good faith that it is reasonably likely that it will not obtain such Parent May Approval, or will obtain such Parent May Approval only subject to a condition, limitation or restriction that would have a Parent Adverse Effect, in either case as a result of the prior receipt of such Blocking Approval notwithstanding any efforts of the parties pursuant to the previous sentence to remove the impediment with respect to such Blocking Approval).

                  (d) Subject to Section 9.2(c) with respect to Section 3.4(e), the parties acknowledge that, except as otherwise provided in Sections 3.11, 3.12, 3.13, 3.14, 5.4 and 7.13, neither this Section 3.4 nor any other provision of this Agreement shall restrict the right or ability of Liberty or any of its Subsidiaries or Affiliates from pursuing or engaging in any acquisition or other transaction which could, or could reasonably be expected to, adversely affect or delay the ability of Parent or Merger Sub to consummate the Merger, including any Liberty Impeding Transaction.

                  (e) If, prior to the Closing, Parent, Liberty, or any of their respective Subsidiaries or Affiliates enters into an agreement providing for a Parent Impeding Transaction or a Liberty Impeding Transaction, then, upon the request of the Company, Liberty will use, and will cause each applicable Liberty Affiliate to use, its commercially reasonable efforts to cause the specified conditions to the consummation of the Merger listed in the definitions of the terms Parent Impeding Transaction and Liberty Impeding Transaction to be satisfied, to the extent practicable on the part of Liberty and the other Liberty Affiliates, notwithstanding such agreement or the consummation of such Parent Impeding Transaction or such Liberty Impeding Transaction, including the making of commercially reasonable commitments and undertakings to the FCC or other Governmental Entities providing for a Permitted Teligent Disposition (which shall include, to the extent necessary and appropriate, commercially reasonable undertakings by Liberty to place the Company's interest in Teligent into a voting trust (or to make other similar commercially reasonable arrangements) following the Closing, but only so long as the terms of any such voting trust (or other similar arrangements) do not permit or require the disposition of such interest in any transaction that does not meet the criteria of a Permitted Teligent Disposition). Notwithstanding the foregoing, neither Liberty nor any Liberty Affiliate shall be required pursuant to the previous sentence to take any action that would materially impair the intended benefits to Parent or Liberty of such Parent Impeding Transaction or Liberty Impeding Transaction, as the case may be. If at any time after 60 days following the execution of an agreement providing for a Parent Impeding Transaction or a Liberty Impeding Transaction (notwithstanding Liberty's compliance with the foregoing provisions of this paragraph or the Company's or Teligent's entering into an agreement providing for a Permitted Teligent Disposition in accordance with clause (ii) of the proviso in Section 3.4(b)), it continues to be reasonably likely (i) in the Company's good faith judgment that as a result of such Parent Impeding Transaction or (ii) as a result of such Liberty Impeding Transaction, one or more of the conditions to consummation of the Merger specified in the definitions of such terms will not be satisfied, then the Company may terminate this Agreement on 10 days written notice to Parent and Liberty (provided that at the end of such 10 day period it remains reasonably likely that one or more of such conditions will not be satisfied as a result of such Parent Impeding Transaction or Liberty Impeding Transaction).

                  (f) Liberty agrees with the Company that: (i) if a particular condition to closing set forth in Article VIII hereof (other than Section 8.4) has been satisfied, Liberty will not notify Parent that such condition has not been satisfied pursuant to Section 8.3(l) and (ii) assuming the accuracy of the certifications to be made therein, Liberty will deliver the officer's certificate contemplated by Section 8.3(m) to Parent.

         3.5 Employee Matters. Each individual who was an employee of the Company immediately prior to the Effective Time who continues employment with the Surviving Entity following the Merger (i) shall be entitled to participate in the "employee benefit plans", as defined in Section 3(3) of ERISA, and other employee benefit and compensation plans, programs, policies and arrangements maintained by Parent or Liberty for the benefit of Liberty employees to the same extent as similarly situated employees of Liberty (the "Liberty Plans"),
(ii) shall receive credit for such employee's past service with the Company as of the Effective Time for purposes of eligibility and vesting under the Liberty Plans, including for purposes of eligibility and participation under severance policies and plans, to the extent such service was credited under the Company Plans on the Closing Date; (iii) shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Liberty Plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Plans, (iv) shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Liberty Plan, and (v) shall be given credit for all accrued but unused vacation time credited to such employee by the Company as of the Effective Time. Following the Effective Time, Liberty shall cause the Surviving Entity to honor in accordance with their respective terms all employment, severance and other compensation agreements and arrangements listed in Section 4.12(j) of the Company Disclosure Schedule or thereafter entered into as permitted by this Agreement which are between the Company or any of its Subsidiaries and any director, officer or employee thereof.

         3.6 Company Severance Obligations. (a) Except as provided herein, Parent hereby agrees to assume and to honor without modification the severance and severance payment provisions of the employment agreements listed as items 1 and 2 of Section 4.12(j) of the Company Disclosure Schedule (the "Executive Employment Agreements"), with such payments thereunder to be made by Parent (or by Parent causing the Surviving Entity to make such payments) on the date which is the later of (i) three months after the Effective Time and (ii) January 3, 2000 (with the amount of such required payments to be increased by an amount calculated from the Effective Time to the date of such payment at a rate equal to 10% per annum, compounded quarterly). Each of Parent, Liberty and the Company acknowledges that consummation of the Merger as provided herein will constitute "Good Reason" for purposes of the Executive Employment Agreements and, accordingly, as of the Effective Time, each of the individuals party to such agreements will be entitled to a cash severance payment as provided in such agreements in the manner described in the previous sentence.

                  (b) Prior to the Closing, the Company shall take such action as is necessary in accordance with the terms of such agreement to terminate, effective as of the Effective Time the Executive Employment Agreements, subject to the making of the cash severance payments referred to in Section 3.6(a). Following the Effective Time and the payment of the cash severance payments referred to in Section 3.6(a), none of the Surviving Entity, Parent or Liberty shall have any obligations or liability arising out of the Executive Employment Agreements.

                  (c) Prior to the Closing, the Company shall take such action as is necessary with respect to the Split Dollar Agreements listed as items 3 and 4 in Section 4.12(a) of the Company Disclosure Schedule so that, following the Effective Time, none of the Surviving Entity, Parent or Liberty shall have any obligations or liability arising out of such agreement following the Effective Time.

         3.7 Company Stock Plan. Promptly following the mailing of the Proxy Statement, the Company shall cause a notice to be sent to each holder of Company Stock Options, whether vested or unvested, in such form as is reasonably agreed upon by the Company, Parent and Liberty, giving such holders the option to elect (a "Rollover Election") to have such Company Stock Option be assumed by Parent as set forth in Section 2.3(b); provided, that the Company agrees to take such actions as may be required such that holders of Company Stock Options representing no more than two million shares of Company Stock may make a Rollover Election (and no Rollover Election with respect to an amount of Company Stock Options in excess of such amount shall be effective hereunder). The notice sent to holders of Company Stock Options will specify that, in order to be valid, a Rollover Election must be received by Liberty and Parent no later than five business days prior to the Closing. Prior to the Effective Time, the Company (or the appropriate members of the Company Board) will take appropriate action under the Company Stock Plan (including obtaining any required consents from holders of Company Stock Options) such that each unexercised Company Stock Option with respect to which no valid Rollover Election was made will be canceled effective at the Effective Time in exchange for a cash payment (the "Option Payment") to be made by Parent or the Surviving Entity on the date which is the later of (i) three months after the Effective Time and (ii) January 3, 2000, in an amount equal to the product of (a) the number of shares of Company Stock subject to such Company Stock Option at the time of such cancellation (whether or not vested), multiplied by (b) the difference, if positive, between (i) $71.45 minus (ii) the exercise price per share of such Company Stock Option at the time of such cancellation (with the amount of the Option Payment to be increased by an amount calculated from the Effective Time to the date of such payment at a rate equal to 10% per annum, compounded quarterly). Such payments shall be subject to applicable tax withholding. Parent hereby agrees to assume and to make, or to cause the Surviving Entity to make, the cash payments referred to in this Section 3.7 in the manner described in the previous sentence. The Company agrees to take such action as may be required to amend the terms of the Company Stock Options that become Rollover Options such that, in the event of a change in applicable law that makes the issuance of shares of Class A Liberty Group Stock upon exercise of a Rollover Options taxable to Parent or any member of its consolidated group for United States federal income tax purposes, such Rollover Option will be exercisable upon payment of the applicable exercise price for an amount in cash equal to the then fair market value of the shares of Class A Liberty otherwise issuable upon such exercise in lieu of the issuance of any such shares of Class A Liberty Group Stock.

         3.8 Teligent Board. The Company or a Subsidiary thereof shall take all action necessary to cause to be elected to Teligent's board of directors, effective immediately prior to the Effective Time, three persons or such lesser number designated by Liberty by written notice to the Company not less than ten business days prior to the Closing.

         3.9 Pre-Merger Restructuring Transactions. Immediately prior to the Effective Time, the Company will (i) contribute all of the outstanding capital stock of Microwave Services, Inc. ("MSI") as an equity contribution to a newly-formed wholly owned limited liability company subsidiary of the Company ("Special Purpose Sub"), which entity shall have no assets other than such shares of capital stock of MSI so contributed and which shall not have engaged in any business or activity other than any business or activity related to the holding of such shares of capital stock of MSI, (ii) cause Associated Investments, Inc. to be merged with and into the Company and (iii) if the Company deems it necessary or appropriate, contribute all of the outstanding capital stock of Associated Radio, Inc. ("ARI") as an equity contribution to a newly-formed wholly owned subsidiary of the Company, which entity shall have no assets other than such shares of ARI so contributed and which shall not have engaged in any business or activity other than any business or activity related to the holding of such shares of capital stock of ARI.

         3.10 TruePosition Stock Plan. The Company will cause the TruePosition Stock Plan to be amended to the extent, if any, required, or cause other necessary action, if any, to be taken with respect to the TruePosition Stock Plan, so that no TruePosition Options or other rights granted pursuant to the TruePosition Stock Plan will vest, accelerate or become exercisable as a result of the Merger or the other transactions contemplated hereby.

         3.11 Conversions; Tax Treatment of LLCs. At the Effective Time, Liberty shall request that Parent take or cause to be taken all actions that are necessary to (a) cause the status of the Surviving Entity as a Delaware corporation to terminate by continuing the Surviving Entity, pursuant to
Section 390 of the DGCL and applicable Cayman Island Law, as a limited liability company under the laws of the Cayman Islands (a "Cayman LLC") (the "Cayman Continuation") and (b) thereafter cause the status of the Surviving Entity as a Cayman LLC to terminate by continuing the Surviving Entity, pursuant to Section 18-212 of the Delaware Limited Liability Company Act and applicable Cayman Island Law, as a limited liability company under the laws of the state of Delaware (a "Delaware LLC") (the "Delaware Continuation" and, together with the Cayman Continuation, the "Continuations"). As soon as reasonably practicable after receipt of a request described in the immediately preceding sentence, Parent shall take the requested action, to the extent permitted by applicable Law. Except to the extent otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, Parent shall, and shall cause its Subsidiaries to, treat the Surviving Entity as a disregarded entity (within the meaning of Treasury Regulation Section 301.7701-3) for United States federal income tax purposes for the entire time that it is a Cayman LLC and, in the absence of a relevant change in circumstances after the date of the Delaware Continuation, for at least two years after becoming a Delaware LLC including, without limitation, by filing or causing to be filed (or not filing or causing not to be filed) all elections specifically and reasonably requested by Liberty as are necessary to allow the Surviving Entity to be so disregarded. For purposes of this Section 3.11, the term "Surviving Entity" shall refer to the Cayman LLC and the Delaware LLC.

         3.12     Acquisition of Company Stock.

                  (a) On and after the date hereof and through the Effective Time, Parent and Liberty shall not, and each shall cause its respective Subsidiaries and Affiliates not to, acquire any shares of or interests in stock of the Company or rights to acquire shares of or interests in stock of the Company other than pursuant to the Merger or this Agreement; provided, however, that this Section 3.12(a) shall not prohibit (i) any Parent Transaction (or the acquisition of shares of or interests in stock of the Company pursuant thereto) so long as a principal purpose of such transaction is not the acquisition of shares of or interests in stock of the Company, (ii) any direct or indirect acquisition by Liberty or any member of the Liberty Media Group so long as a principal purpose of such transaction is not the acquisition of shares of or interests in stock of the Company, or (iii) the acquisition of any securities by or for the benefit of any employee benefit plan.

                  (b) Notwithstanding any other provision of this Agreement, if Parent or any Subsidiary of Parent which is a member of the Common Stock Group
(i) has acquired any shares of or interests in stock of the Company on or prior to the date hereof and such acquisition of shares of or interests in stock of the Company would not have been made but for a plan that includes the Merger, or (ii) acquires prior to the Effective Time any shares of or interests in stock of the Company in any direct or indirect acquisition in which gain or loss is recognized by the Person who directly held such shares or interests immediately prior to such acquisition or, following such acquisition, the adjusted tax basis of such shares or interests in the hands of the Person that holds them is not solely determined by the adjusted tax basis of such shares or interests in the hands of the Person that held them immediately before such acquisition, Parent or such Subsidiary of Parent shall sell such shares of or interests in Company Stock in the open market at least five business days prior to the Closing Date (or, if such acquisition occurs within ten business days prior to the anticipated Closing Date, then prior to the Effective Time), excluding for purposes of this sentence any shares of or interests in stock of the Company (x) that are acquired by or for the benefit of an employee benefit plan or the Liberty Media Group or (y) are acquired pursuant to the Merger, the Inter-Group Agreement, the Tax Sharing Agreement, the Pre-Merger Restructuring Transactions, the Post-Merger Restructuring Transactions or any document referred to therein or executed in connection therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party.

                  (c) Notwithstanding the foregoing provisions of this Section 3.12, as of the date hereof, Parent and its Subsidiaries that are members of the Common Stock Group do not, and as of the Effective Time Parent and its Subsidiaries that are members of the Common Stock Group will not, own or have any rights to acquire (which rights are not subject to any significant condition other than payment of consideration (it being understood and agreed that the Parent May Transactions are subject to significant conditions as of the date hereof other than the payment of consideration)) more than 5% of the shares of Company Stock (other than pursuant to the Merger, the Inter-Group Agreement, the Tax Sharing Agreement, the Pre-Merger Restructuring Transactions, the Post-Merger Restructuring Transactions or any document referred to therein or executed in connection therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party), outstanding on the date hereof excluding any shares of or interests in stock of the Company which may be owned by or for the benefit of any (i) employee benefit plan of Parent, Liberty or any of their respective Subsidiaries or (ii) the Liberty Media Group.

                  (d) Notwithstanding any other provision of this Agreement, if Liberty or any of its Subsidiaries which are members of the Liberty Media Group has acquired or acquires prior to the Effective Time any shares of or interests in stock of the Company in any direct or indirect acquisition (other than rights to acquire Company Stock pursuant to the Merger and the 90,000 shares of Company Stock owned by Liberty Ventures Group LLC), Liberty or such Subsidiary shall sell such shares of or interests in Company Stock in the open market at least five business days prior to the Closing Date, excluding for purposes of this sentence any shares of or interests in stock of the Company that are acquired by or for the benefit of an employee benefit plan of Liberty or any such Subsidiary. Liberty and its Subsidiaries which are members of the Liberty Media Group have not requested, and will not request prior to the Effective Time, that Parent or any other member of the Common Stock Group own or acquire any shares of or interests in stock of the Company for or on behalf of the Liberty Media Group (except for the acquisition of shares of Company Stock pursuant to the Merger and the ownership of 90,000 shares of Company Stock held by Liberty Ventures Group LLC) unless such shares of or interests in Company Stock are acquired in a direct or indirect acquisition in which a principal purpose of such acquisition was not to acquire such shares of or interests in Company Stock and Liberty sells such shares of or interests in Company Stock in the open market at least five business days prior to the Closing Date. Unless the preceding sentence of this Section 3.12(d) will be complied with by Liberty and its Subsidiaries, Liberty and its Subsidiaries and Affiliates will not execute in connection with the Merger, the Merger Agreement, the Inter-Group Agreement, the Tax Sharing Agreement, the Pre-Merger Restructuring Transactions, the Post-Merger Restructuring Transactions, or any document referred to therein, any other document that would require Parent or any member of the Common Stock Group to acquire or own any shares of or interests in stock of the Company (other than the acquisition of shares of Company Stock pursuant to the Merger and the ownership of 90,000 shares of Company Stock held by Liberty Ventures Group LLC), without the prior written approval of the Company.

                  (e) The Company and its Subsidiaries and Affiliates will not execute in connection with the Merger, the Merger Agreement (or any document referred to therein), the Pre-Merger Restructuring Transactions or the Post-Merger Restructuring Transactions, any other document that would require Parent or any member of the Common Stock Group to acquire or own any shares of or interests in stock of the Company (other than the acquisition of shares of Company Stock pursuant to the Merger and the ownership of 90,000 shares of Company Stock held by Liberty Ventures Group LLC), without the prior written approval of Liberty.

         3.13 Expenses. Except as may otherwise be set forth in the Transaction Agreements or any document referred to therein or executed in connection therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party, each of Parent and Merger Sub (i) has not paid and will not pay, directly or indirectly (which does not include any payments by Liberty or any allocations pursuant to the Parent Charter or any member of the Liberty Media Group) any expenses of any of the holders of Company Stock incurred in connection with the Merger and (ii) has not agreed to assume and will not directly or indirectly (which does not include any payments by Liberty or any allocations pursuant to the Parent Charter or any member of the Liberty Media Group), assume any expense or other liability, whether fixed or contingent, of any holder of

Company Stock. Liberty and its Subsidiaries and Affiliates will not execute in connection with the Transaction Agreements any other document that would require Parent or any member of the Common Stock Group (i) to pay, directly or indirectly, any expenses of any of the holders of Company Stock incurred in connection with the Merger or (ii) to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of Company Stock, without the prior written approval of the Company. The Company and its Subsidiaries and Affiliates will not execute in connection with the Merger Agreement, the Voting Agreement or any document referred to therein, any other document that would require Parent or any member of the Common Stock Group (i) to pay, directly or indirectly, any expenses of any of the holders of Company Stock incurred in connection with the Merger or (ii) to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of Company Stock, without the prior written approval of Liberty.

         3.14 Compensation. Except as may otherwise be provided in or required by this Agreement, the Inter-Group Agreement, the Tax Sharing Agreement, or as has been or will be negotiated by Liberty or any member of the Liberty Media Group, any compensation paid or to be paid by Parent, Merger Sub or any member of the Common Stock Group to any stockholder of the Company who will be an employee of or perform advisory services for Parent, Merger Sub or any member of the Common Stock Group before the Merger, or for Parent or any member of the Common Stock Group after the Merger, will be in consideration of services actually rendered or to be rendered, will be commensurate with amounts paid to third parties bargaining at arm's length for similar services, and has been or will be bargained for independent of negotiations regarding the consideration to be paid for shares of Company Stock.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to (a) Parent that, except as disclosed in (i) the Company Disclosure Schedule (applied in accordance with Section 10.12 hereof) or (ii) the Company SEC Reports filed prior to the date hereof or the Teligent SEC Reports with respect to Sections
4.5 (except for clauses (i), (iv) and (v) thereof), 4.6, 4.8, 4.10, 4.13, 4.16,
4.17 and 4.24, and (b) Liberty that, except as disclosed in (i) the Company Disclosure Schedule (applied in accordance with Section 10.12 hereof) or (ii) the Company SEC Reports filed prior to the date hereof or the Teligent SEC
Reports:

         4.1 Organization and Qualification. Each of the Company and each of its Subsidiaries (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Section 4.1 of the Company Disclosure Schedule sets forth a complete and accurate list of each of the Company's Subsidiaries and, as of the date hereof and to the best of the Company's knowledge, Teligent's Subsidiaries and Portatel's Subsidiaries and reflects the percentage and nature of the Company's ownership of each such Subsidiary and, as of the date hereof and to the best of the Company's knowledge, the percentage and nature of Teligent's ownership of each such Subsidiary of Teligent and Portatel's ownership of each such Subsidiary of Portatel.

                  Each entity designated in Section 4.1 of the Company Disclosure Schedule as an "inactive subsidiary" does not currently conduct any business, holds no material assets and is not subject to any material liabilities, contingent or otherwise. No Subsidiary of the Company or, as of the date hereof and to the best of the Company's knowledge, Teligent, holds any shares of Company Stock. Subject to clause (i) of Section 3.9, the Company, through its direct wholly owned subsidiary MSI, owns 21,436,689 shares of Teligent Class B Stock designated as Series 1. Neither such shares of Teligent Class B Stock, nor the Company's direct or indirect interest in MSI or the Special Purpose Sub, is or at the Effective Time will be subject to any Liens or Restrictions, except as created by this Agreement that are in favor of, and waivable by, Parent or Liberty, or as provided in the agreements or instruments set forth on Section 4.1 of the Company Disclosure Schedule. MSI holds no assets other than such shares of Teligent Class B Stock. Subject to clause (ii) of Section 3.9, the Company, through its direct wholly owned subsidiary Associated Investments, Inc., owns 19,719,274 shares of Parent Common Stock, 11,684,477 shares (without giving effect to the Liberty May Stock Split) of Class A Liberty Group Stock and 2,651,944 shares (without giving effect to the Liberty May Stock Split) of Class B Liberty Group Stock, and Associated Investments, Inc. holds no assets other than such shares of Parent Common Stock, Class A Liberty Group Stock and Class B Liberty Group Stock and the other securities described in Section 4.17 of the Company Disclosure Schedule. Neither such shares of Parent Common Stock, Class A Liberty Group Stock and Class B Liberty Group Stock, nor the Company's interest in Associated Investments, Inc., are subject to any Liens or Restrictions, except as created by this Agreement that are in favor of, and waivable by, Parent and Liberty (in the case of Parent Common Stock) or Liberty (in the case of Class A Liberty Group Stock and Class B Liberty Group Stock), or as provided in the agreements or instruments referenced in Item 2(b) of Section 4.1 of the Company Disclosure Schedule. The foregoing representations regarding the Company's or its Subsidiary's ownership of shares of Teligent Class B Stock, Parent Common Stock, Class A Liberty Group Stock and Class B Liberty Group Stock are made subject to any changes that may affect the holders of any of such securities generally. Attached to Section 4.1 of the Company Disclosure Schedule are true, correct and complete copies of all material agreements relating to the Company's interest in Teligent to which the Company or any Subsidiary of the Company is a party.

                  The Company has delivered or made available to Parent and Liberty true and complete copies of the Company Charter and Bylaws, as amended through and in effect on the date hereof. The Company's minute books, true and complete copies of which have been delivered or made available to Parent and Liberty, contain the minutes of all meetings of directors and stockholders of the Company since December 15, 1994.

         4.2 Authorization and Validity of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.15, to perform its obligations hereunder and consummate the transactions contemplated hereby (excluding any transactions contemplated hereby to occur after the Effective Time). The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the transactions contemplated hereby (excluding any transactions contemplated hereby to occur after the Effective Time) have been duly and validly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to the approval of the Company's stockholders specified in the previous sentence. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         4.3 Capitalization. The authorized capital stock of the Company consists of one hundred million shares of Company Class A Common Stock, fifty million shares of Company Class B Common Stock, and five million shares of preferred stock, par value $.01 per share, (the "Company Preferred Stock"). As of the date hereof, (i) 18,765,924 shares of Company Class A Common Stock were issued and outstanding and no shares were issued and held by the Company in its treasury or by Subsidiaries of the Company, (ii) 19,411,620 shares of Company Class B Common Stock were issued and outstanding and no shares were issued and held by the Company in its treasury or by Subsidiaries of the Company, and
(iii) no shares of Company Preferred Stock were issued and outstanding or were issued and held by the Company in its treasury or by Subsidiaries of the Company. All issued and outstanding shares of Company Stock have been validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights or of any federal or state securities laws. There are no issued or outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"). Section 4.3 of the Company Disclosure Schedule describes all outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Stock or any other capital stock, equity interest or Voting Debt of the Company or any Subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right (collectively, "Convertible

Securities"). As of the Effective Time, except for (i) Company Stock Options with respect to which the respective holders have validly made Rollover Elections in accordance with Section 3.7 and (ii) options to purchase common stock of TruePosition granted pursuant to the TruePosition Stock Plan (as in effect on the date hereof) ("TruePosition Options") described on Section 4.3 of the Company Disclosure Schedule or granted after the date hereof in the ordinary course of TruePosition's business (which TruePosition Options will not, in the aggregate, exceed 15% of the number of outstanding shares of common stock of TruePosition on a fully-diluted basis), no Convertible Securities will be outstanding (including any Company Preferred Stock). Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. Immediately after the Effective Time, except for the TruePosition Options described on Section 4.3 of the Company Disclosure Schedule or granted after the date hereof in the ordinary course of TruePosition's business, there will be no subscription, option, warrant, call, right, commitment or agreement to or by which the Company or any of its Subsidiaries is a party or is bound which will entitle (conditionally or unconditionally) any Person to purchase or otherwise acquire, or will obligate (conditionally or unconditionally) the Surviving Entity or any Subsidiary of the Surviving Entity to sell, issue or deliver any shares of capital stock, any other equity interest or any Voting Debt of the Surviving Entity or any such Subsidiary or obligating the Surviving Entity or any such Subsidiary to grant, extend or enter into any such subscription, warrant, call, right, commitment or agreement. Neither the Company nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of the Company or any Subsidiary of the Company, any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights. All shares of capital stock of and all partnership or other equity interests in each Subsidiary of the Company and Teligent owned directly or indirectly by the Company are owned free and clear of any Lien or Restriction and the shares of capital stock of each corporate Subsidiary of the Company and the shares of capital stock of Teligent owned by the Company or any Subsidiary of the Company are validly issued, fully paid and non-assessable. There are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound that, directly or indirectly,
(x) call for or relate to the sale, pledge, transfer or other disposition by the Company or any Subsidiary of the Company of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of the Company or of Teligent owned directly or indirectly by the Company or any Subsidiary of the Company, or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

         4.4 Reports and Financial Statements. (a) The Company has filed all Reports on Form 10-K, Form 10-Q and Form 8-K, registration statements and proxy statements required to be filed with the Commission since January 1, 1997 (collectively, the "Company SEC Reports"). The Company has previously furnished to Parent and Liberty true and complete copies of all the Company SEC Reports filed prior to the date hereof. None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries and Teligent as of the respective dates thereof, and the other related financial statements (including the related notes) included in the Company SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

                  (b) The Company has previously furnished to Parent and Liberty a true and complete copy of Teligent's Annual Report on Form 10-K for Teligent's fiscal year ended December 31, 1998 (as filed by Teligent with the Commission and disregarding any subsequent amendments thereto filed after the date hereof, the "Teligent 10-K") and Teligent's Report on Form 10-Q for Teligent's fiscal quarter ended March 31, 1999 (as filed by Teligent with the Commission and disregarding any subsequent amendments thereto filed after the date hereof and together with the Teligent 10-K, the "Teligent SEC Reports"). To the best knowledge of the Company, the Teligent SEC Reports, as of their respective dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best knowledge of the Company, each of the consolidated balance sheets (including the related notes) included in the Teligent SEC Reports presents fairly, in all material respects, the consolidated financial position of Teligent and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Teligent SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of Teligent and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. To the best knowledge of the Company, the Teligent SEC Reports, as of their respective dates, complied as to form in all material respects with requirements of the Exchange Act and the applicable rules and regulations thereunder.

                  (c) The Company and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Entity, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Licenses held by the Company to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not be reasonably likely to have a Material Adverse Effect.

                  (d) Neither the Company nor any of its Subsidiaries has guaranteed or otherwise agreed to become responsible for any Indebtedness of any other Person.

                  (e) Neither the Company nor any Subsidiary of the Company has any obligation to contribute any additional capital to, or acquire any additional interest in, Portatel or any of its Affiliates.

         4.5 No Approvals or Notices Required; No Conflict with Instruments. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the transactions contemplated hereby (excluding any transactions contemplated hereby to occur after the Effective Time, other than the Cayman Continuation) will not:

                           (i) assuming approval of the Merger Proposal by the
Company's stockholders as contemplated by Section 4.15, conflict with or violate the Company Charter or Bylaws or the charter or bylaws of any corporate Subsidiary of the Company or the partnership or other governing agreement of any other Subsidiary of the Company;

                           (ii) require any Governmental Consent or any
Governmental Filing, in each case on the part of or with respect to the Company or any Subsidiary of the Company, except for (A) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (B) the Governmental Consents and Governmental Filings with foreign, state and local governmental authorities set forth on Section 4.5(ii) of the Company Disclosure Schedule (the "Local Approvals"), (C) such Governmental Consents and Governmental Filings as may be required in connection with the issuance of the Merger Consideration as contemplated hereby pursuant to state securities and blue sky laws, (D) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act, (E) the FCC Consents, (F) the filing with the Commission of (1) the preliminary proxy statement and the definitive Proxy Statement as contemplated by Section 3.2(a) and (2) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby, (G) with respect to the Cayman Continuation, appropriate filings with the Delaware Secretary of State and appropriate authorities in the Cayman Islands, and (H) such other Governmental Consents and Government Filings the absence or omission of which will not, either individually or in the aggregate, (I) have a Material Adverse Effect or (II) have a Transaction Adverse Effect;

                           (iii) require any consent, approval, order or
authorization of or other action by the FCC or any analogous state or local regulatory authority, or any registration, qualification or filing with or notice to the FCC or any such analogous state regulatory authority, in each case on the part of or with respect to Teligent, except for the FCC Consents with respect to FCC Licenses held by Teligent or its Subsidiaries and the consent or approval of such analogous state regulatory authorities with respect to the transfer of control in connection with the transactions contemplated hereby of any Licenses, authorization or permits issued by such state regulatory authorities and held by Teligent or its Subsidiaries;

                           (iv) require, on the part of the Company or any
Subsidiary of the Company, any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), under any License or other Contract, except for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect or a Transaction Adverse Effect;

                           (v) assuming that the Contract Consents and Contract
Notices described on Section 4.5(iv) of the Company Disclosure Schedule are obtained and given, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by, or the impairment, loss or forfeiture of any material benefit, rights or privileges under, or the creation of a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), any Contract (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature to which the Company or any Subsidiary of the Company is a party, by which the Company, any Subsidiary of the Company or any of their respective assets or properties is bound or affected or pursuant to which the Company or any Subsidiary of the Company is entitled to any rights or benefits (including the Licenses)), except for such Violations which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or a Transaction Adverse Effect; or

                           (vi) assuming that the Merger is so approved by the
Company's stockholders and assuming that the Governmental Consents and Governmental Filings specified in clauses (ii) and (iii) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary of the Company or by which any of their respective properties or assets are bound, except for such Violations which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or a Transaction Adverse Effect. As used herein, the term "Governmental Entity" means and includes any court, arbitrators, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

         4.6 Absence of Certain Changes or Events. Since December 31, 1998, (i) there has not been any adverse change in, and no event has occurred and no condition exists which, individually or together with all other such changes, events and conditions, has had or, insofar as the Company can reasonably foresee, is reasonably likely to have, a Material Adverse Effect and (ii) since December 31, 1998 through the date hereof, other than actions that in the ordinary course of the Company's business consistent with prior practice would not have required, and would have been taken without, the approval of the Company Board, no action has been taken by the Company or any Subsidiary of the Company which, if Section 7.4 had then been in effect, would have been prohibited by such Section without the consent or approval of Liberty, and no agreements, understandings, obligations or commitments, whether in writing or otherwise, to take any such action were entered into during such period.

         4.7 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration, or (ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Proxy Statement and the furnishing thereof by the Company will comply in all respects with the applicable requirements of the DGCL.

         4.8 Legal Proceedings. As of the date hereof there is no, (i) suit, action or proceeding pending of which the Company has received notice or, to the knowledge of the Company, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting the Company, any Subsidiary of the Company or any of its or their properties or rights, which, if adversely determined, is, insofar as the Company can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect or a Teligent Interest Material Adverse Effect; (ii) judgment, order, decree, Injunction or order of any Governmental Entity entered against and binding on the Company or any Subsidiary of the Company of which the Company has received notice, which, insofar as the Company can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect or a Teligent Interest Material Adverse Effect; (iii) there is no action, suit, proceeding or investigation pending of which the Company has received notice or, to the knowledge of the Company, threatened, against the Company which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith; and (iv) Injunction of any type referred to in Section 8.2(d) or 8.3(d) of which the Company has received notice which has been entered or issued and is in effect.

         4.9 Licenses; Compliance with Regulatory Requirements. The Company and its Subsidiaries hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign required for the ownership of the assets and operation of the businesses of the Company or any of its Subsidiaries, except for the failure to hold any of the foregoing as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect

(collectively, the "Licenses"). Each of the Company and its Subsidiaries is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, except where the failure so to comply has not had and, insofar as reasonably can be foreseen by the Company, in the future is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, the Company and its Subsidiaries, (i) have all Licenses from Governmental Entities required for the operation of the facilities being operated on the date hereof by the Company or any of its Subsidiaries (the "Permits"), (ii) have duly and currently filed all reports and other information required to be filed by any other Governmental Entity in connection with such Permits and (iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen by the Company, in the future are not reasonably likely to have, a Material Adverse Effect. Without limiting the generality of the foregoing, to the knowledge of the Company, the Company and its Subsidiaries have duly complied with, and the operation of their respective businesses, equipment and other assets and the facilities owned or leased by them are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or a quasi governmental authority relating to
(i) errors or omissions, (ii) discharges to surface water or ground water,
(iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) other environmental, health or safety matters, including without limitation, all matters set forth in the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation Recovery Act of 1976; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended (collectively "Environmental and Health Laws"); except, with respect to any of the foregoing, where the failure to be or have been in such compliance would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending or threatened against the Company or any of its Subsidiaries relating to violations of the Environmental and Health Laws, except for such matters as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

         4.10 Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except Salomon Smith Barney Inc. whose fees and expenses will be paid by the Company at the Effective Time in accordance with the Company's agreement with such firm (copies of which have been delivered by the Company to Parent prior to the date of this Agreement), and the Company agrees to indemnify and hold Parent and Merger Sub harmless from and against any and all claims, liabilities or obligations with respect to any other such fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates.

         4.11 Tax Matters. (i) There has been duly filed by or on behalf of the Company and each of its Subsidiaries (and each of their respective predecessors, if any), or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all material federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof; (ii) payment in full or adequate provision for the payment of all material taxes required to be paid in respect of the periods covered by such tax returns and reports has been made, except where the failure to so pay or make such adequate provision has not had, and would not be reasonably likely to have, a Material Adverse Effect; (iii) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the most recent fiscal quarter end, except where the failure to establish adequate reserves has not had and would not be reasonably likely to have a Material Adverse Effect; (iv) none of the income tax returns required to be filed by or on behalf of the Company and each of its Subsidiaries consolidated in such returns (and their respective predecessors, if any) (the "Consolidated Returns") have been examined by or settled with the Internal Revenue Service ("IRS") or other Governmental Entity; (v) there are no material "deferred intercompany transactions" or "intercompany transactions," the gain or loss in which has not yet been taken into account under the Consolidated Returns; (vi) there are no liens for taxes on the assets of the Company and each of its Subsidiaries, except for statutory liens for current taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a material adverse effect on the Company); and (vii) there have been no material claims or assessments against the Company or any of its Subsidiaries asserted in writing by any Governmental Entity with respect to any alleged deficiency in any tax. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and (to the extent material to the Company and its consolidated Subsidiaries, taken as a whole) foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. The term "tax return" means a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any tax including an information return, claim for refund, amended tax return or declaration of estimated tax.

         4.12     Employee Matters.

                  (a) Section 4.12(a) of the Company Disclosure Schedule contains a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1997 by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company, including any such type of plan established, maintained or contributed to under the laws of any foreign country (the "Company Plans"). Section 4.12(a) of the Company Disclosure Schedule identifies each Company Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA. The Company has heretofore delivered to Parent and Liberty true and complete copies of each Company Plan and, if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document, the most recent determination letter issued by the IRS with respect to each Company Plan for which such a letter has been obtained, annual reports on Form 5500 required to be filed with any Governmental Entity for each Company Plan which is an employee pension benefit plan for the three most recent plan years and all required actuarial reports for the last two plan years of each Company Plan.

                  (b) No Company Plan is subject to Title IV of ERISA or
Section 412 of the Code and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA during the five year period ending on the Effective Time.

                  (c) Each Company Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of
Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such Company Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. To the Company's knowledge, each such Company Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

                  (d) There has been no event or circumstance which has resulted in any liability being asserted by any Company Plan, the Pension Benefit Guaranty Corporation ("PBGC") or any other person or entity under Title IV of ERISA against the Company or any ERISA Affiliate nor, except as would not have a Material Adverse Effect, is there or has there been any event or circumstance which could reasonably be expected to result in such liability.

                  (e) Except as set forth in Section 4.12(e) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to or bound by the terms of any collective bargaining agreement. The Company and each Subsidiary of the Company is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the

Company, and during the past five years neither the Company nor any Subsidiary of the Company has experienced a work stoppage.

                  (f) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, Section 406 of ERISA and Section 4975 of the Code.

                  (g) To the Company's knowledge, each Company Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

                  (h) Except as set forth in Section 4.12(h) of the Company Disclosure Schedule, no Company Plan provides welfare benefits, including without limitation death or medical benefits, with respect to current or former employees or consultants of the Company or any Subsidiary of the Company beyond their retirement or other termination of service (other than coverage mandated by applicable law).

                  (i) Except as set forth in Section 4.12(i) of the Company Disclosure Schedule, there are no material pending, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan with respect to such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

                  (j) Section 4.12(j) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of each of the following agreements, arrangements and commitments to which the Company or any of its Subsidiaries is a party or by which any of them may be bound (true and complete copies of which have been made available to Parent): (i) each employment, consulting, agency or commission agreement (A) not terminable without liability to the Company or any of its Subsidiaries upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of more than $100,000 per annum or (B) entered into by the Company; (ii) each labor union or collective bargaining agreement; (iii) each agreement with any executive officer or other key employee of the Company or any Subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the consummation of the transactions contemplated by this Agreement; (iv) each agreement with respect to any officer or other key employee of the Company or any Subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year; and (v) each other material agreement or Company Plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in Section 4.12(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, arrangement, commitment or understanding that has resulted or would result, upon the consummation of the transactions contemplated under this

Agreement or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

         4.13 Fairness Opinion. The Company Board has received the oral opinion of Salomon Smith Barney Inc. to the effect that, as of the date hereof, the Exchange Ratios, taken together, are fair, from a financial point of view, to the holders of the Company Stock (the "Fairness Opinion"). The Company has provided, or prior to the mailing of the Proxy Statement to the Company's Stockholders will provide, Parent with a true and complete copy of the executed Fairness Opinion. In addition, the Company will include an executed copy of the Fairness Opinion in or as an annex to the Proxy Statement.

         4.14 Recommendation of the Company Board. The Company Board, by vote at a meeting duly called and held, has approved this Agreement, determined that the Merger is fair to and in the best interests of the Company's stockholders and has adopted resolutions recommending approval and adoption of this Agreement and the Merger by the stockholders of the Company.

         4.15 Vote Required. The only vote of stockholders of the Company required under the DGCL, NASDAQ Stock Market requirements and the Company Charter and Bylaws in order to approve and adopt the Merger Proposal is the affirmative vote of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Company Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock of the Company is required for such approval and adoption.

         4.16 Intangible Property; Copyrights. The Company and its Subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, brands, logos, copyrights, trade secrets, customer lists and other proprietary intellectual property rights required for, used in or incident to the businesses of the Company and its Subsidiaries as now conducted, except where the failure to so own or have such rights to use, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. The Company does not have knowledge, and the Company has not received any notice alleging, that it or any of its Subsidiaries is infringing upon or otherwise violating, or has in the past infringed upon or otherwise violated, the rights of any third party with respect to any patent, trademark, trade name, service mark or copyright.

         4.17 Investment Securities. Subject to paragraph 3 of Exhibit 7.15,
Section 4.17 of the Company Disclosure Schedule sets forth a complete and accurate list of each capital, participating, equity or other interest owned of record or beneficially by the Company (each, an "Investment Security" and collectively, the "Investment Securities") in any corporation, partnership, joint venture, or other Person (other than Teligent and its Subsidiaries, Portatel and its Subsidiaries and the Subsidiaries of the Company, all of which are listed on Section 4.1 of the Company Disclosure Schedule). Subject to paragraph 3 of Exhibit 7.15, Section 4.17 of the Company Disclosure Schedule includes, with respect to each Investment Security, the name of the corporation, partnership, joint venture or other Person in respect of which such Investment Security relates, the amount and nature of such interest, and a description of the material terms of any Liens and

Restrictions with respect to such Investment Securities. The Company's representations in this Section 4.17 with respect to any such Investment Securities are made subject to any events that affect the holders of the applicable class(es) or series of such Investment Securities generally.

         4.18 Transactions with Affiliates and Certain Agreements. Section 4.18 of the Company Disclosure Schedule sets forth an accurate and complete listing
(a) of all contracts, leases, agreements and understandings, whether written or oral, to which the Company or any of its Subsidiaries is a party, or by which the Company, any of its Subsidiaries or any of their respective assets is bound, which contain any material restrictions or limitation on the ability of the Company or any of its Subsidiaries or Affiliates to engage in any business anywhere in the world and (b) of all contracts, leases, agreements and understandings, whether written or oral, giving any person the right to require the Company to register under the Securities Act any securities of the Company or to participate in any registration of such securities. The Company has previously provided or made available to Parent and Liberty true and complete copies of each of the foregoing agreements. Except as disclosed in the Company's filings with the Commission, there are no relationships or transactions involving the Company or any Subsidiary or Affiliate of the Company of a type required to be disclosed in the Company's filings with the Commission pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

         4.19 No Investment Company. The Company is not an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940, as amended.

         4.20 DGCL Section 203. Assuming the material accuracy of Parent's representations and warranties contained in Section 5.5 (without giving effect to the knowledge qualification thereof or the proviso at the end of such Section) and Liberty's representations and warranties contained in Section 6.3 (without giving effect to the knowledge qualification thereof or the proviso at the end of such Section), prior to the date hereof the Company Board has approved the transaction which resulted in Parent, Liberty or Merger Sub becoming an "interested stockholder" of the Company within the meaning of paragraph (a)(1) of Section 203 of the DGCL.

         4.21 Rights Agreement. The Company and the Rights Agent have amended the Rights Agreement to the extent necessary so that the execution and delivery of this Agreement and the Voting Agreement and the consummation of the Merger will not result (solely by virtue of such execution, delivery or consummation) in a "Distribution Date," a "Section 13 Event," a "Section 11(a)(ii) Event," any Person becoming an "Acquiring Person" or a "Triggering Event," as such terms are defined in the Rights Agreement, or any other event adverse to Parent or Liberty under the Rights Agreement.

         4.22 British Telecommunications. As of the date hereof, the Company and its Subsidiaries do not, directly or indirectly, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) any shares of any class of capital stock of British Telecommunications plc, a company organized under the laws of England and Wales ("BT"), or any of its Subsidiaries, or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of BT or any of its Subsidiaries. Between the date of this Agreement and the Effective Time, neither the Company nor its Subsidiaries will voluntarily acquire or agree to acquire (through purchase, exchange, conversion or otherwise) beneficial ownership of any shares of any class of capital stock of BT or its Subsidiaries or any direct or indirect rights or options to so acquire any shares of any class of capital stock of BT or any of its Subsidiaries.

         4.23 No Appraisal Rights. Assuming the shares of Parent Common Stock and Class A Liberty Group Stock issued in the Merger meet at least one of the criteria set forth in subparagraph b. of Section 262(b)(2) of the DGCL, no holder of shares of Company Stock will have statutory appraisal rights pursuant to Section 262 of the DGCL with respect to such shares of Company Stock as a result of the execution and delivery of this Agreement or the consummation of the Merger.

         4.24 No Excise Tax Obligations. The Company does not have, and following the consummation of the Merger the Surviving Entity will not have, any obligation to make payments to any past or present employees of the Company or its Subsidiaries or Affiliates as a result of the imposition of any excise taxes pursuant to Section 4999 of the Code or the imposition of any excise or similar taxes pursuant to any similar provision of state or local law.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Company and, solely with respect to Sections 5.1 and 5.2, to Liberty as follows:

         5.1 Organization and Qualification. Each of Parent and Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Parent Adverse Effect.

         5.2 Authorization and Validity of Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub. Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement and each of Parent and Merger Sub has all requisite power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub (including in the case of Merger Sub, approval and adoption of this Agreement and the Merger by Parent, as the sole stockholder of Merger
Sub). This Agreement is a legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The shares of Parent Common Stock and Class A Liberty Group Stock to be issued and delivered by Parent pursuant to Sections 2.3 and 2.4 will be, when the Merger has become effective and such shares are issued and delivered as provided in Sections 2.3 and 2.4 duly authorized, validly issued, fully paid and non-assessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. Notwithstanding the foregoing, Parent makes no representations or warranties in this Section 5.2 with respect to, or to the extent related to, the Pre-Merger Restructuring Transactions or the Post-Merger Restructuring Transactions.

         5.3 Capitalization of Parent. As of the date hereof, Parent's authorized capital stock consists of 8,850,000,000 shares, consisting of (a) 100,000,000 preferred shares, par value $1.00 per share ("Parent Preferred Stock"), and (b) 8,750,000,000 common shares, par value $1.00 per share, of which (i) 6,000,000,000 shares are Parent Common Stock, (ii) 2,500,000,000 shares are Class A Liberty Group Stock and (iii) 250,000,000 shares are Class B Liberty Group Stock. As of May 19, 1999, (a) no shares of Parent Preferred Stock, (b) 3,482,035,707 shares of Parent Common Stock, (c) 577,496,407 shares of Class A Liberty Group Stock and (d) 55,072,748 shares of Class B Liberty Group Stock were issued and outstanding.

         5.4 Ownership of Merger Sub; No Prior Activities; Assets of Merger
Sub.

                  (a) Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby.

                  (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Parent directly. Further, except as contemplated by this Agreement, the Post Merger Restructuring Transactions and the Inter-Group Agreement, there are not as of the date hereof, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

                  (c) As of the date hereof and immediately prior to the Effective Time, except for agreements, obligations or liabilities entered into or incurred in connection with its incorporation or organization and the transactions contemplated hereby and by the Voting Agreement, the Inter-Group Agreement and the Tax Sharing Agreement or any other documents referred to herein or executed in connection herewith to which any of the Company or its Subsidiaries or Affiliates is a party, Merger Sub has not and will not have incurred, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                  (d) Parent will take all commercially reasonable actions necessary to ensure that Merger Sub at no time prior to the Effective Time owns any material assets other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated. If, notwithstanding the foregoing sentence, any assets are contributed to Merger Sub, Parent will take all commercially reasonable actions necessary to ensure that no assets will be withdrawn from Merger Sub at any time prior to the Effective Time.

         5.5 Ownership of Company Stock. Except for an aggregate of 45,000 shares of Company Class A Common Stock and 45,000 shares of Company Class B Common Stock held by Liberty Ventures Group LLC as of the date hereof neither Parent nor any Subsidiary or Affiliate of Parent "owns", and has not within the past three years "owned" (as such terms are defined in Section 203 of the DGCL), and does not "beneficially own" (as such term is defined in the Rights Agreement), any shares of Company Stock; provided that the foregoing representation is to the best knowledge of Parent with respect to shares of Company Stock so "owned" or "beneficially owned" by Parent by virtue of the ownership of shares of Company Stock by Parent's "affiliates" or "associates" (as such terms are defined in the DGCL) or "Affiliates" or "Associates" (as such terms are defined in the Rights Agreement). Between the date of this Agreement and the Effective Time, neither Parent nor any Subsidiary or Affiliate of Parent will acquire any additional shares of Company Stock; provided that, subject to Section 3.12(c), Parent and its Subsidiaries and Affiliates may acquire indirect ownership of shares of Company Stock in connection with any Parent Transaction if, in the Parent Transaction in which such shares of Company Stock are acquired, shares of Company Stock do not constitute a substantial portion of the assets or business so acquired. Notwithstanding the proviso in the foregoing sentence, subject to Section 3.12(c), Parent and its Subsidiaries and Affiliates will not at any time "own" (as such term is defined in Section 203 of the DGCL) or "beneficially own" (as such term is defined in the Rights Agreement) more than 10% of the total outstanding number of shares of Company Stock, in the aggregate.

         5.6 Registration Statement; Proxy Statement. None of the information concerning Parent or any of its Subsidiaries supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration, or (ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Registration Statement, including any amendments or supplements thereto, will comply as to form in all material respects with the provisions of the Securities Act.


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF LIBERTY

         Liberty hereby represents and warrants to Parent and the Company as follows:

         6.1 Organization and Qualification. Liberty (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries taken as a whole.

         6.2 Authorization and Validity of Agreement. This Agreement has been duly executed and delivered by Liberty. Liberty has all requisite corporate power and authority to enter into this Agreement and Liberty has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Liberty of this Agreement and the consummation by Liberty of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part. This Agreement is a legal, valid and binding obligation of Liberty, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         6.3 Ownership of Company Stock. Except for an aggregate of 45,000 shares of Company Class A Common Stock and 45,000 shares of Company Class B Common Stock held by Liberty Ventures Group LLC which (including the shares of Associated Communications Corporation in respect of which such shares of Company Stock were received as a dividend) have been held by Liberty Ventures Group LLC or its predecessors for more than ten years, as of the date hereof neither Liberty nor any Subsidiary or Affiliate of Liberty "owns", and has not since such date "owned" (as such terms are defined in Section 203 of the DGCL) and does not "beneficially own" (as such term is defined in the Rights Agreement), any shares of Company Stock; provided that the foregoing representation is to the best knowledge of Liberty with respect to shares of Company Stock so "owned" or "beneficially owned" by Liberty by virtue of the ownership of shares of Company Stock by Liberty's "affiliates" or "associates" (as such terms are defined in the DGCL) or "Affiliates" or "Associates" (as such terms are defined in the Rights Agreement). Between the date of this Agreement and the Effective Time, neither Liberty nor any Subsidiary or Affiliate of Liberty will acquire any additional shares of Company Stock, except in accordance with Section 3.12(d).

         6.4 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Liberty relating to Liberty or any of its Subsidiaries for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement, or any amendment or supplement thereto, filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration (ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Registration Statement, including any amendments or supplements thereto, will comply as to form in all material respects with the provisions of the Securities Act.

         6.5 Liberty Group Information. The narrative information contained in the proxy statement of Tele-Communications, Inc., dated January 8, 1999, with respect to the Liberty Group (referred to in such proxy statement as the "New Liberty Media Group"), giving effect to the transactions described in such proxy statement, did not as of such date contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The items of selected pro forma financial information with respect to such "New Liberty Media Group" in such proxy statement, giving effect to the transactions described in such proxy statement and on the basis described therein, were accurate in all material respects as of the dates and for the periods for which such information is presented. The narrative information contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 with respect to the Liberty Group (referred to therein as the "Liberty/Ventures Group"), giving effect to the acquisition of Tele-Communications, Inc. by Parent described therein, the combination of the Ventures Group referred to therein with the predecessor of the Liberty Group, and the related transfers of assets by the Ventures Group in exchange for approximately $5.5 billion in cash, did not as of the date such report was filed with the Commission contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.6 Absence of Certain Changes or Events. Except as disclosed in the Liberty Group Information, since December 31, 1998 there has not been any adverse change in, and no event has occurred and no condition exists which, individually or together with all such changes, events and conditions has had or, insofar as Liberty can reasonably foresee, is reasonably likely to have a Liberty Material Adverse Effect.

                                  ARTICLE VII

                      ADDITIONAL COVENANTS AND AGREEMENTS

         7.1 Access to Information Concerning Properties and Records. Subject to any confidentiality obligations of the Company or its Subsidiaries in effect on the date hereof and previously disclosed by the Company to Parent and Liberty, upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, counsel, accountants and other authorized representatives of Parent and Liberty reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Persons shall from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the business operations, affairs and assets of the Company and otherwise fully cooperate with the other party in its investigation of the business of the Company. Parent and Liberty agree that they will not, and will cause their respective officers, employees, counsel, accountants and other authorized representatives not to, use any information obtained pursuant to this Section
7.1 for any purpose unrelated to the transactions contemplated by this Agreement. No investigation pursuant to this Section 7.1 will affect any representation or warranty given by the Company to Parent or Liberty hereunder.

         7.2 Confidentiality. Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") shall, and shall cause its Affiliates, directors, officers, employees, agents and controlling Persons (such affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Confidential Information of the disclosing party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information, (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Confidential Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information of the disclosing party, the receiving party shall provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Confidential Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it shall not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event shall a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it shall be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure provided, however, that notwithstanding the foregoing, Parent will not be liable under any circumstances for damages other than direct damages (and not lost profits or indirect, special, punitive or consequential damages) resulting directly and solely from such disclosure. In the event this Agreement is terminated, each party shall, if so requested by any other party, promptly return or destroy all of the Confidential Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party shall not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but shall destroy (or cause to be destroyed) the same upon request of the disclosing party.

                  For purposes of this Section 7.2, "Confidential Information" of a party means all confidential or proprietary information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or (d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

         7.3 Public Announcements. The Company, Liberty and Parent shall use commercially reasonable efforts to develop a joint communications plan and each party hereto shall use reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or the NASDAQ Stock Market, each party shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate the comments of the other parties before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

         7.4 Conduct of the Company's Business Pending the Effective Time. The Company shall, and shall cause each of its Subsidiaries to, except as permitted, required or specifically contemplated by this Agreement, including without limitation Sections 3.4(b), 3.4(e) and 7.5 hereof, or consented to or approved in writing by Liberty alone (and, with respect to the actions set forth in paragraphs (c)(i), (h)(i), (h)(ii), (h)(iii) and (i) of this Section 7.4, by Parent also) during the period commencing on the date hereof and ending at the Effective Time:

                  (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

                  (b) use reasonable efforts, in the ordinary and usual course of business and consistent with past practices, to preserve intact its business organization, to preserve its Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the good will of those having business relationships with it;

                  (c) not (i) make any change or amendments in its Charter, Bylaws or partnership agreement (as the case may be); (ii) issue, grant, sell or deliver any shares of its capital stock or any of its other equity interests or securities (other than Company Options granted to directors of the Company who are not employees of the Company in accordance with the Company Stock Plan, shares of Company Class B Common Stock issued upon the exercise of any Company Stock Options or securities issuable upon exercise of Rights), or any Convertible Securities (other than TruePosition Options issued in the ordinary course of TruePosition's business or securities issuable upon exercise of Rights) or any phantom shares, phantom equity interests or stock or equity appreciation rights; (iii) split, combine or reclassify the outstanding shares of its capital stock or any of its other outstanding equity interests or securities or issue any capital stock or other equity interests or securities in exchange for any such shares or interests (except for any conversions of shares of Company Class B Common Stock into an equal number of shares of Company Class A Common Stock); (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any other securities of the Company or any Subsidiary of the Company; (v) amend or modify any outstanding options, warrants, or rights to acquire, or securities convertible into shares of its capital stock or other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (vi) make any changes in its equity capital structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for dividends by a Subsidiary of the Company paid ratably to its stockholders or the partners thereof, as the case may be (provided in the case of any non-wholly owned Subsidiary of the Company that the other stockholders of or partners in such Subsidiary are not officers, directors, employees or affiliates of the Company or any of its Subsidiaries); (viii) sell, transfer or otherwise dispose of, or pledge any stock, equity or partnership interest owned by it in any Subsidiary of the Company, except for dispositions permitted by Section 7.4(f) hereof; (ix) sell, transfer or otherwise dispose of any interest in any Investment Securities or the Company's interest in Teligent or create or permit to exist any Lien or Restriction thereon not listed on Section 4.1 of the Company Disclosure Schedule (other than any sale, Lien or Restriction arising from any change or transaction affecting the holders of such

Investment Securities generally); or (x) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

                  (d) not (i) modify or change in any material respect any material License or other material Contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, (A) in each case other than in the ordinary course of business and consistent with past practice and with or granted to persons who are not officers or directors of the Company or any Subsidiary of the Company and which do not, in the aggregate, materially increase the compensation or benefit expense of the Company or any Subsidiary of the Company, and (B) other than the regular annual salary increase granted in the ordinary course of business and consistent with past practice to employees of the Company or its Subsidiaries who are not directors or executive officers of the Company and; (iii) establish, amend or modify any employee benefit plan of any kind referred to in Section 4.12(a), except to the extent required by any applicable law, or increase the number of TruePosition Options which may be granted under the TruePosition Stock Plan (except to the extent permitted by Section 4.3), or as described in Section 7.4(d)(iii) of the Company Disclosure Schedule; (iv) secure any of its outstanding unsecured Indebtedness, provide additional security for any of its outstanding secured Indebtedness or grant, create or suffer to exist any Lien on or with respect to any property, assets or rights of the Company or any Subsidiary of the Company, except in any such case for Permitted Encumbrances; (v) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice; (vi) cancel any Indebtedness or waive any claims or rights, except in the ordinary course of business and consistent with past practice or as described in Section 7.4(d)(vi) of the Company Disclosure Schedule; (vii) except as described in Section 7.4(d)(vii) of the Company Disclosure Schedule, make any material capital expenditures (other than capital expenditures required in connection with the business of TruePosition); (viii) accelerate the payment of, or otherwise prepay, any existing outstanding Indebtedness (other than Indebtedness referred to in clause (e) of the definition of Permitted Encumbrances) except in the ordinary course of business consistent with past practice; (ix) other than as contemplated or otherwise permitted by this Agreement and other than the normal cash management practices of the Company and its Subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any material transaction with any director, officer, partner or Affiliate not required by the terms of an existing Contract described in Section 4.18 of the Company Disclosure Schedule;
(x) guarantee or otherwise become responsible for any Indebtedness of any other Person; (xi) except as described in Section 7.4(d)(xi) of the Company Disclosure Schedule, contribute any additional capital to, or acquire any additional interest in, Portatel or any of its Affiliates; or (xii) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

                  (e) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any assets which are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

                  (f) except as described on Section 7.4(f) of the Company Disclosure Schedule and other than dispositions in the ordinary course of business consistent with prior practice, not sell, lease or encumber or otherwise voluntarily dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

                  (g) except as described in Section 7.4(g) of the Company Disclosure Schedule, not incur any Indebtedness other than amounts required to fund capital expenditures and operating losses of TruePosition and additional amounts not to exceed $2 million per month (calculated on a cumulative basis) and as may be required to pay expenses in connection with the transactions contemplated hereby;

                  (h) not (i) sell, transfer or otherwise dispose of any shares of Parent Common Stock (or any property, other than regular quarterly cash dividends, received after the date hereof in respect of a distribution on or otherwise in respect of any Parent Common Stock); (ii) authorize, sell or issue any securities that are or may become convertible into or exchangeable for (including upon consummation of the Merger) Parent Common Stock; (iii) enter into any agreement that would (after the Effective Time) purport to bind Parent or any of its Subsidiaries (other than the Company or any of its Subsidiaries); or (iv) engage in any business other than a business engaged in as of the date hereof; and

                  (i) not take any action that would cause its representations and warranties contained in Section 4.1 to be untrue in any respect or, except as otherwise contemplated by this Agreement (including Section 7.4(f) of the Company Disclosure Schedule), make any changes to the corporate structure of the Company and its Subsidiaries (including the structure of the ownership by the Company of the direct and indirect interests in its Subsidiaries and of the ownership by the Company and its Subsidiaries of their respective businesses, properties and assets).

                  Notwithstanding the foregoing, but subject to the provisions of Section 7.5 (to the extent applicable), the foregoing provisions of this
Section 7.4 shall not prohibit or restrict in any way the Company from soliciting or taking other actions to pursue, or entering an agreement with respect to, an Alternative Proposal.

         7.5      No Solicitation.  The Company agrees with Liberty as follows:

                  (a) After the date of the mailing of the Proxy Statement and, except as set forth in Section 7.5(d) below, until the Effective Time, the Company will not, directly or indirectly, through any Subsidiary, Affiliate, officer, director, employee, agent or representative or otherwise (i) solicit or initiate the submission of any Alternative Proposal, (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of the Company or any of the Company's Subsidiaries to any Person other than Parent or Liberty in connection with any Alternative Proposal, (iii) negotiate with any Person other than Parent or Liberty with respect to any Alternative Proposal, or (iv) approve or recommend, or permit the Company or any Subsidiary to enter into an agreement or understanding with any Person other than Parent or Liberty relating to, any Alternative Proposal. The Company will immediately give written notice to Parent and Liberty of the Company's receipt of any Alternative Proposal or inquiry made to the Company with respect to making an Alternative Proposal and provide Parent and Liberty with such information regarding the Person making the Alternative Proposal or inquiry as Parent or Liberty shall reasonably request and is reasonably available to the Company. As used in this Section, "Alternative Proposal" shall mean any proposal, other than as contemplated by this Agreement or otherwise proposed by Parent, Liberty or their respective Affiliates, for a merger, consolidation, reorganization, other business combination, or recapitalization involving the Company, for the acquisition of a 25% or greater interest in the equity of the Company, for the acquisition of the right to cast 25% or more of the votes on any matter with respect to the Company, for the acquisition of more than 25% of the assets of the Company and its Subsidiaries, taken as a whole.

                  (b) Notwithstanding clause (a) above or any other provision of this Agreement, (i) it is acknowledged and agreed that Section 7.5(a) and clause (iii) of Section 7.5(c) shall not apply in any manner or respect to, and the Company shall have no obligation or liability under Section 7.5(a) or clause (iii) of Section 7.5(c) in respect of, any action or inaction by Teligent, any Subsidiary of Teligent, or any officer, director, employee, agent or representative of Teligent or any Subsidiary of Teligent acting in his or its capacity as such, (ii) if at any time prior to approval and adoption of this Agreement and the Merger by the Company's stockholders at the Special Meeting (the "Applicable Period") the Company Board reasonably determines in good faith (after consultation with the Company's outside legal counsel) that it is, or is reasonably likely to be, required to do so in order to discharge properly its fiduciary duties under applicable law, the Company may, in response to a Superior Proposal (as defined below) which was not solicited or initiated in violation of Section 7.5(a), take any or all of the action referred to in clauses (ii) through (iv) of Section 7.5(a) (and in connection with the actions referred to in such clauses (ii) and (iii) the Company and any Subsidiary of the Company may enter into one or more customary confidentiality agreements with the Person or Persons making the Superior Proposal) with respect to such Superior Proposal, (iii) in response to a Superior Proposal which was not solicited or initiated in violation of Section 7.5(a), the Company may withdraw or modify its recommendation of this Agreement and the Merger if the Company Board reasonably determines in good faith (after consultation with the Company's outside legal counsel) that it is, or is reasonably likely to be, required to do so in order to discharge properly its fiduciary duties under applicable law (provided that in such event this Agreement and the Merger shall nevertheless be submitted to a vote of the Company's stockholders at the Special Meeting), and (iv) nothing contained in this Agreement shall prevent the Company Board or the Company from complying with Rule l4d-9 and Rule l4e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. For all purposes of this Agreement, "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, asset purchase, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than

50% of the shares of Company Stock then outstanding or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company reasonably determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board, is reasonably capable of being obtained by such third party.

                  (c) Prior to the Effective Time the Company will not, and will not cause or permit any Subsidiary of the Company to, (i) voluntarily sell, dispose of, tender or exchange or agree to sell, dispose of, tender or exchange any shares of Teligent Stock owned by the Company or any Subsidiary of the Company on the date hereof or hereafter acquired (the "Company Teligent Shares"), including, without limitation, any such sale or disposition in connection with a tender offer, exchange offer or similar transaction, (ii) vote, or execute a written consent or proxy with respect to, the Company Teligent Shares which the Company or any such Subsidiary is entitled to vote, in favor of any acquisition by any Person (other than a direct or indirect wholly owned Subsidiary of Teligent) of Teligent, of a 25% or greater equity interest in Teligent, or of a substantial portion of the assets of Teligent (a "Teligent Alternative Transaction") or agree with any other person to vote, or execute a written consent or proxy, with respect to any such Company Teligent Shares or (iii) publicly express support for any Teligent Alternative Transaction by any means including, without limitation, by publicly expressing an intention to take any of the actions otherwise prohibited by this clause
(c).

                  (d) Notwithstanding the foregoing, the provisions of Section 7.5(a) shall not apply:

                           (i) from and after the date on which a Section
3.4(c)(ii) Delay Notice is given until the earlier of (A) the date of the consummation or termination of the Parent May Transactions and receipt by the Company of notice thereof (which shall be deemed to include the public announcement of such consummation or termination) or (B) the delivery by Parent of a Section 3.4(c)(ii) Resumption Notice;

                           (ii) from and after the date on which a Blocking
Approval Notice is given until the earlier of (A) the consummation or termination of the Parent May Transactions and receipt by the Company of notice thereof (which shall be deemed to include the public announcement of such consummation or termination), or (B) the receipt of the Parent May Approval with respect to which Parent delivered such Blocking Approval Notice;

                           (iii) from and after the date on which Parent or any
of its Subsidiaries or Affiliates enters into an agreement for a Parent Impeding Transaction (which for purposes of this Section 7.5(d) shall not include any Parent May Transaction) until (A) one business day after the date of the termination of such Parent Impeding Transaction and receipt by the Company of notice thereof (which shall be deemed to include the public announcement of such termination) or (B) in the good faith judgment of the Company, it is no longer reasonably likely that the applicable conditions to closing set forth in the definition of "Parent Impeding Transaction" will not be satisfied as a result of such transaction or prospective transaction; or

                           (iv) from and after November 25, 1999, if all
material Required Filings required to be made on the part of Parent shall not have been made, filed or given by Parent or any of its Subsidiaries or Affiliates, until such time as all of such Required Filings have been made, filed or given by Parent and its Affiliates (provided that such failure shall not be the result of a breach by the Company of its obligations under Section 3.4).

         7.6 Expenses. Except as otherwise provided in this Agreement, and subject to any agreements with respect to reimbursement as may otherwise be agreed by any of the parties hereto (solely with respect to such parties), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with printing and mailing the Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and any prospectus included in the Registration Statement (and any amendment or supplement thereto) and the costs of filing under the Hart-Scott Act shall be borne one-half by Parent and one-half by the Company. Notwithstanding the foregoing, but subject to Section 10.10, if this Agreement is terminated by a party (the "non-breaching party") as a result of a material willful breach by the other party (the "breaching party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the breaching party shall reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement.

         7.7 Actions by Merger Sub. In its capacity as the sole stockholder of Merger Sub and subject to the terms and conditions of this Agreement, Parent shall cause Merger Sub to approve and adopt the Merger Proposal and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby.

         7.8 Listing. Parent agrees to use its reasonable efforts to cause the shares of Parent Common Stock and Class A Liberty Group Stock to be issued in the Merger to be authorized for listing on the NYSE, subject to official notice of issuance, and to cause the shares of Class A Liberty Group Stock issuable upon the exercise of Rollover Options to be listed on the NYSE.

         7.9 Convertible Securities. The Company agrees to take such actions as are necessary to ensure that, immediately prior to the Effective Time, all rights to exercise, convert or exchange any Convertible Securities (other than Rollover Options and TruePosition Options granted in accordance with this Agreement), whether or not issued under any stock option or similar plans of the Company or any Subsidiary, will have been exercised by the applicable holders of such Convertible Securities (other than Rollover Options and TruePosition Options) or the rights of the applicable holders thereof to so exercise, convert or exchange such Convertible Securities (other than Rollover Options and TruePosition Options) following the Effective Time shall have been canceled, terminated or otherwise rendered null, void and of no further effect.


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


         7.10 Voting Agreement. Concurrently with the execution and delivery of this Agreement, the Voting Agreement, a copy of the form of which is attached hereto as Exhibit 7.10 (the "Voting Agreement"), is being executed by the stockholders of the Company whose names appear on the signature pages of the Voting Agreement.

         7.11 Voting of Company Stock Held by Parent or Liberty. Parent and Liberty, severally and not jointly, agree to vote or cause to be voted all shares of Company Stock held of record by either of them or their respective Subsidiaries or controlled Affiliates in favor of approval and adoption of this Agreement and the Merger.

         7.12 Indemnification of Directors and Officers; Insurance. (a) From and after the Effective Time, Liberty and the Surviving Entity shall jointly and severally indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer, director or employee or agent of another Person (each, an "Indemnified Party" and together, the "Indemnified Parties") (and shall also, subject to
Section 7.12(b), advance expenses as incurred to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), against (i) all losses, costs, expenses, claims, damages, judgments or liabilities arising out of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the Indemnified Party is or was an officer, director or employee of the Company or any of its Subsidiaries, or is or was serving at the request of the Company as an officer, director or employee or agent of another Person, pertaining to any matter existing or occurring before or at the Effective Time and whether asserted or claimed before, at or after, the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Merger or any other transactions contemplated hereby or thereby, in each case to the fullest extent permitted under the DGCL (notwithstanding the Charter, Bylaws or similar organizational documents of the Company, the Surviving Entity, Parent or Liberty); provided, however, that such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that Liberty or the Surviving Entity shall, subject to Section 7.12(b), advance expenses on a current basis as provided in this paragraph (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case Liberty or the Surviving Entity, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage). Liberty and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company's Charter or Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any of the Company's Subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. The Surviving Entity shall, and Liberty shall cause the Surviving Entity to, maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's Subsidiaries with respect to matters occurring prior to or at the Effective Time; provided, however, that (i) the Surviving Entity may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing currently such insurance coverage for directors and officers of the Company, and (ii) the Surviving Entity shall not be required to pay an annual premium for such insurance in excess of three times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                  (b) If any Claim relating hereto or to the transactions contemplated by this Agreement is commenced before the Effective Time, the Company, Liberty and the Surviving Entity hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 7.12, upon learning of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective
Time), shall promptly notify Liberty thereof (but the failure so to notify shall not relieve the Company, Liberty or the Surviving Entity from any liability which it may have under this Section 7.12 except to the extent such failure materially prejudices such party), whereupon Liberty or the Surviving Entity shall have the right, from and after the Effective Time, to assume from such Indemnified Party and control the defense thereof on behalf of such Indemnified Party, and upon such assumption, the Surviving Entity shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Liberty or the Surviving Entity and the Indemnified Parties, the Indemnified Parties may retain separate counsel and Liberty shall pay or cause to be paid all reasonable fees and expenses of such counsel; provided that Liberty shall not be obligated pursuant to this Section 7.12(b) to pay or cause to be paid for more than one firm or counsel to represent all Indemnified Parties in any jurisdiction unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Neither Liberty nor the Surviving Entity shall be liable for any settlement effected without its prior written consent, which consent, however, shall not be unreasonably withheld.

                  (c) This Section 7.12 is intended to benefit the Indemnified Parties and shall be enforceable by each Indemnified Party, his or her heirs and representatives and shall be binding on all successors and assigns of Liberty, Merger Sub and the Surviving Entity.

         7.13 Tax Matters. Each party represents and warrants to the other parties that the statements in the proposed form of certificate of such party (the "Party's Certificate") attached, respectively, as Exhibits 7.13 (i) through (iii) to be delivered by such party in connection with the opinions (or reliance letter) to be delivered pursuant to Sections 8.2(j), 8.3(h) and 8.4(h), except for Parent with respect to numbered paragraph 10 in its Party's Certificate, are true and correct as of the date hereof, assuming for purposes of this sentence that the Merger had been consummated on the date hereof. Each party agrees that, at and prior to the Effective Time, it will not take any action that would cause any of the statements in the Party's Certificate to be false; provided, that the parties acknowledge that (i) the actions specified in Exhibit 7.15 attached hereto would not have such an effect and (ii) the ownership of 90,000 shares of Company Stock by Liberty Ventures Group LLC and the conversion of such stock into the Merger Consideration pursuant to this Agreement would not have such an effect. Unless and then only to the extent otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by a similar applicable provision of state or local income or franchise tax or law, each party agrees (i) to report the Merger and the Specified Post-Merger Restructuring Transactions on all tax returns and other filings as a tax-free reorganization within the meaning of Section 368(a) of the Code and (ii) not to take any position in any audit, administrative proceeding or litigation that is inconsistent with the characterization of the Merger and the Specified Post-Merger Restructuring Transactions as such a reorganization.

         7.14 Certificates as to Indebtedness. The Company shall cause each applicable lender with respect to any outstanding Indebtedness of the Company as of the Effective Time to deliver a certificate to Parent and Liberty at the Closing certifying the amount of outstanding Indebtedness of the Company to such lender as of such time.

         7.15 Restructuring Transactions. To the extent permitted by applicable Law, (i) the parties shall cause the Pre-Merger Restructuring Transactions to be consummated and (ii) Parent and Liberty shall cause the Post-Merger Restructuring Transactions to be consummated, in either case as described in
Exhibit 7.15, as the same may be modified or amended by mutual agreement of the parties.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         8.1 Conditions Precedent to the Obligations of Parent, Merger Sub, and the Company for the Benefit of Parent, Merger Sub, Liberty and the Company. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by Parent (only with the concurrence of Liberty), for itself and Merger Sub (but not for the Company), or by the Company for itself (but not for Parent, Merger Sub or Liberty):

                  (a) Approval of Stockholders. This Agreement shall have been approved and adopted by such vote of the stockholders of the Company as set forth in Section 4.15.

                  (b) Registration. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the Commission seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing. Parent shall have received all state securities law or blue sky permits and authorizations necessary to issue the Merger Consideration as contemplated hereby and such permits and authorizations shall be in full force and effect.

                  (c) Hart-Scott Act. Any applicable waiting period (and any extension thereof) under the Hart-Scott Act shall have expired or been terminated.

                  (d) NYSE Listing. The shares of Parent Common Stock and Class A Liberty Group Stock to be issued in the Merger shall have been authorized for listing on the NYSE subject only to official notice of issuance.

         8.2 Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Liberty. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, which conditions are solely for the benefit of Liberty, and any or all of which may be asserted or waived solely by Liberty acting alone:

                  (a) Accuracy of Representations and Warranties. (i) The aggregate effect of (A) all inaccuracies in the representations and warranties of the Company set forth in this Agreement, other than clause (i) of Section 4.6, without taking into account any qualifications as to materiality (with the exception of Sections 4.4(a) and (b) and 4.7) or Material Adverse Effect contained in such representations and warranties, and (B) any adverse changes, events occurring and/or conditions existing, with respect to the Company since December 31, 1998 that is not set forth on Section 4.6 of the Company Disclosure Schedule or disclosed in the Company SEC Reports filed prior to the date hereof or the Teligent SEC Reports (it being understood, however, that for purposes of this clause (i), the accuracy of any representations or warranty which speaks as of the date of this Agreement or another date prior to the Closing Date shall be determined solely as of the date of this Agreement or such other date and not as of the Closing Date) does not and is not reasonably likely to have a Material Adverse Effect or a Transaction Adverse Effect, and
(ii) the representations and warranties of the Company contained in Sections 4.1, 4.2 and 4.3 shall, if specifically qualified by materiality or Material Adverse Effect, be true and correct and, if not so qualified, be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                  (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Compliance Certificate. The Company shall have delivered to Liberty a certificate, dated the Closing Date, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 8.2(a) and 8.2(b).

                  (d) Absence of Injunctions and Proceedings. No action or proceeding by any Governmental Entity seeking a permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be pending which, if determined in a manner adverse to the Company, Liberty or Parent, would have the effect of, and no such Injunction or other order, restraint or prohibition in an action or proceeding (whether by a Governmental Entity or otherwise) shall be in effect, (i) preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a Transaction Adverse Effect, a Teligent Material Adverse Effect, a Teligent Interest Material Adverse Effect (but without regard to item
(k) set forth in Section 1.1(b) of the Company Disclosure Schedule) or a Material Adverse Effect (or an effect on Liberty and its Subsidiaries and Affiliates that, were the Company and its Subsidiaries subjected to the same (or a materially similar) effect, would constitute a Material Adverse Effect),
(ii) requiring the divestiture, as a result of consummation of the Merger, of a material portion of the business or assets of Liberty and its Subsidiaries and Affiliates taken as a whole, (iii) imposing material limitations on the ability of Liberty effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Entity (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Entity) or making the holding by Liberty of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition or prohibiting the consummation of the Post-Merger Restructuring Transactions, or (iv) requiring Liberty, its Subsidiaries or Affiliates or the Company or any of its material Subsidiaries to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its Subsidiaries, as a result of the consummation of the Merger.

                  (e) No Adverse Enactments. No statute, rule, regulation, Law, order, judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect which (i) makes this Agreement or the Merger illegal or imposes or is reasonably likely to impose material damages or penalties in connection therewith, (ii) requires or is reasonably likely to require, as a result of the consummation of the Merger, the divestiture of or any restrictions or conditions on the conduct of
(A) a portion of the business or assets of the Company and its Subsidiaries, taken as a whole, which would have a Material Adverse Effect, or (B) a material portion of the business or assets of Liberty and its Subsidiaries and Affiliates taken as a whole, (iii) imposes or is reasonably likely to result in imposition of material limitations on the ability of Liberty effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Entity (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Entity) or makes the holding by Liberty of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition or prohibits the consummation of the Post-Merger Restructuring Transactions, or (iv) requires or is reasonably likely to require Liberty or its Subsidiaries or Affiliates or the Company or any of its material Subsidiaries to cease or refrain from engaging in any material business, including in the case of Liberty any material business conducted by the Company or any of its Subsidiaries prior to the Merger, as a result of the consummation of the Merger.

                  (f) Governmental Consents, Etc. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents (other than those specified in Sections 8.1(c), 8.2(g) and 8.3(g) and 8.4(g)) as are required in connection with the consummation of the Merger shall have been obtained and shall be in full force and effect without any condition, limitation or restriction, all Governmental Filings as are required in connection with the consummation of the Merger shall have been made, and all waiting periods, if any, applicable to the consummation of the Merger imposed by any Governmental Entity (other than those specified in Section 8.1(c)) shall have expired, other than any of the foregoing which, if not so obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have (i) a Material Adverse Effect (or an effect on Liberty and its Subsidiaries and Affiliates that, were the Company and its Subsidiaries subjected to the same (or a materially similar) effect, would constitute a Material Adverse Effect), (ii) a Teligent Material Adverse Effect or (iii) a Transaction Adverse Effect.

                  (g) FCC. All FCC Consents shall have been granted without any condition, limitation or restriction that has or would have a Teligent Interest Material Adverse Effect, a Teligent Material Adverse Effect, a Material Adverse Effect (or an effect on Liberty and its Subsidiaries and Affiliates that, were the Company and its Subsidiaries subjected to the same (or a materially similar) effect, would constitute a Material Adverse Effect).

                  (h) Teligent Board. The person(s) designated by Liberty pursuant to Section 3.8 shall have been elected to (and not removed from) the board of directors of Teligent.

                  (i) Teligent Material Adverse Effect. The aggregate impact of
(i) any inaccuracies in the Company's representation and warranty contained in
Section 4.4(b), determined without regard to the qualifications therein based on the knowledge of the Company and (ii) any adverse changes, events occurring, and/or conditions arising after December 31, 1998 with respect to the business, assets or financial condition of Teligent and its Subsidiaries that is not set forth in Section 8.2(i) of the Company Disclosure Schedule or disclosed in the Company SEC Reports or the Teligent SEC Reports, in each case as of the date hereof, taken as a whole, shall not represent or, insofar as can be reasonably foreseen, be reasonably likely to represent, a Teligent Material Adverse Effect. No changes, events or conditions shall have occurred or arisen which either individually or in the aggregate represent or, insofar as can reasonably be foreseen, are reasonably likely to represent a Teligent Interest Material Adverse Effect.

                  (j) Tax Opinion. Liberty shall be entitled to rely upon the opinion of Baker & Botts, L.L.P., dated the Effective Time, delivered to Parent pursuant to Section 8.3(h) to the effect that, for United States federal income tax purposes, (i) the Merger and the Specified Post-Merger Restructuring Transactions should be treated as a reorganization within the meaning of
Section 368(a) of the Code; (ii) each of Parent and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code;
(iii) no gain or loss should be recognized by Parent or any member of its consolidated group as a result of the Merger and the issuance of shares of Parent Common Stock and Class A Liberty Group Stock in connection therewith (other than any gain arising from the matters described in clause (ii) of the proviso to the second sentence of Section 7.13); and (iv) no gain or loss should be recognized by the Company as a result of the Merger (other than any gain arising from the matters described in clause (ii) of the proviso to the second sentence of Section 7.13). In rendering such opinion, Baker & Botts, L.L.P. may require and rely upon (and may incorporate by reference) the representations and covenants made by the parties in the certificates referred to in Section 7.13.

                  (k) Teligent Alternative Transaction. There shall not have occurred, nor shall Teligent or any Affiliate of Teligent (including for such purposes the Company and its Subsidiaries) have entered into any agreement providing for, a Teligent Alternative Transaction, other than (i) a Permitted Teligent Disposition in accordance with clause (ii) of the proviso in Section 3.4(b) under the circumstances described therein or (ii) a Teligent Alternative Transaction approved by the Company's representatives on the board of directors of Teligent (but only if such representatives reasonably determine in good faith (after consultation with the Company's outside legal counsel) that such approval was, or was reasonably likely to be, required in order to discharge properly their respective fiduciary duties under applicable law) after advising Liberty of the proposed material terms of such potential Teligent Alternative Transaction, unless the Company reasonably determines in its good faith judgment, after consultation with the Company's outside legal counsel, that to do so would be, or would be reasonably likely to be, inconsistent with the proper discharge of fiduciary duties (of the Company's representatives on Teligent's board of directors or otherwise) under applicable law.

                  (l) Pre-Merger Restructuring Transactions. The Pre-Merger Restructuring Transactions described in clauses (i) and (ii) of Section 3.9 shall have been completed.

         8.3 Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Parent. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, which conditions are solely for the benefit of Parent, and any or all of which may be waived solely by Parent acting alone:

                  (a) Accuracy of Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of the Company set forth in Sections 4.1 through 4.4, subsections (i), (ii), (iv) and (v) of Section 4.5, Sections 4.7, 4.14 and Sections 4.18 through 4.23 of this Agreement, without taking into account any qualifications as to materiality (with the exception of Sections 4.4(a) and (b) and 4.7) or Material Adverse Effect contained in such representations and warranties (it being understood, however, that for purposes of this clause (i), the accuracy of any representations or warranty which speaks as of the date of this Agreement or another date prior to the Closing Date shall be determined solely as of the date of this Agreement or such other date and not as of the Closing Date), does not and is not reasonably likely to have a Parent Adverse Effect or a Transaction Adverse Effect, and (ii) the representations and warranties of the Company contained in Sections 4.1, 4.2 and 4.3 shall, if specifically qualified by materiality or Material Adverse Effect, be true and correct and, if not so qualified, be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                  (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date (other than those contained in Sections 3.8, 3.10, 7.4(a), (b) and (c)(ii) through (c)(x) (except, in the case of (c)(x), to the extent applicable to Sections 7.4(c)(i), 7.4(d) through (g), 7.5, 7.15 (with respect to any Post-Merger Restructuring Transactions) and 9.2(a) through (d)).

                  (c) Compliance Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 8.3(a), 8.3(b), 8.3(i) and 8.3(j).

                  (d) Absence of Injunctions and Proceedings. No action or proceeding by any Governmental Entity seeking a permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be pending which, if determined in a manner adverse to the Company, Liberty or Parent, could have the effect of, and no such Injunction or other order, restraint or prohibition in an action or proceeding (whether by a Governmental Entity or otherwise) shall be in effect, preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a Transaction Adverse Effect or a Parent Adverse Effect.

                  (e) No Adverse Enactments. No statute, rule, regulation, Law, order, judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect which (i) makes this Agreement or the Merger illegal or imposes or is reasonably likely to impose material damages or penalties in connection therewith, (ii) requires or is reasonably likely to require, in Parent's reasonable judgment, the divestiture of or any restrictions or conditions on the conduct of any portion of the business or any assets of Parent or any of its Subsidiaries (or any reorganization or restructuring thereof) that would have a Parent Adverse Effect, in any such case as a result of the consummation of the Merger, (iii) imposes or is reasonably likely to result in imposition of material limitations on the ability of Parent or Liberty effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Entity (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Entity) to the extent necessary to effect the Post-Merger Restructuring Transactions, or makes the holding by Parent or Liberty of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition or in any way limits, prohibits or places any burdens (other than any such burdens which are insignificant in nature or consequence) on the consummation of the Post-Merger Restructuring Transactions, (iv) requires or is reasonably likely to require Parent or any of its material Subsidiaries to cease or refrain from engaging in any material business, whether or not such business is conducted by the Company or any of its Subsidiaries, as a result of the consummation of the Merger, or
(v) in Parent's reasonable judgment, otherwise would have a Parent Adverse Effect, as a result of the consummation of the Merger.

                  (f) Governmental Consents, Etc. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents (other than those specified in Sections 8.1(c), 8.2(g), 8.3(g) and 8.4(g)) as are required in connection with the consummation of the Merger shall have been obtained and shall be in full force and effect without any condition, limitation or restriction, all Governmental Filings as are required in connection with the consummation of the Merger shall have been made, and all waiting periods, if any, applicable to the consummation of the Merger imposed by any Governmental Entity (other than those specified in Section 8.1(c)) shall have expired, other than any of the foregoing which, if not so obtained, in force or effect, made or expired (as the case may be) would not, in Parent's reasonable judgement, either individually or in the aggregate, have (i) a Transaction Adverse Effect or (ii) a Parent Adverse Effect.

                  (g) FCC. All FCC Consents shall have been granted without any condition, limitation or restriction that has or would have, in Parent's reasonable judgment, a Parent Adverse Effect.

                  (h) Tax Opinion. Parent shall have received the opinion of Baker & Botts, L.L.P., dated the Effective Time, to the effect that, for United States federal income tax purposes, (i) the Merger and the Specified Post-Merger Restructuring Transactions should be treated as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss should be recognized by Parent or any member of its consolidated group as a result of the Merger and the issuance of shares of Parent Common Stock and Class A Liberty Group Stock in connection therewith (other than any gain arising from the matters described in clause
(ii)


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


of the proviso to the second sentence of Section 7.13); and (iv) no gain or loss should be recognized by the Company as a result of the Merger (other than any gain arising from the matters described in clause (ii) of the proviso to the second sentence of Section 7.13). In rendering such opinion, Baker & Botts, L.L.P. may require and rely upon (and may incorporate by reference) the representations and covenants made by the parties in the certificates referred to in Section 7.13.

                  (i) Certain Agreements. None of the Company, Teligent or Portatel or any Subsidiaries of any of them shall be a party to any contract, agreement or understanding that would at the Effective Time be legally enforceable against Parent or any of its Subsidiaries (other than Liberty, the Liberty Affiliates, the Company, Teligent, Portatel and their respective Subsidiaries), except as would not have a Parent Adverse Effect.

                  (j) Certain Licenses. Subject to the disclosure in Section
8.3 of the Company Disclosure Schedule (including the excerpts from the Company SEC Reports and the Teligent 10-K included therein), the Company, Teligent and Portatel and their respective Subsidiaries, shall hold, and be in compliance with the terms of, and shall have duly and currently filed all reports and other information required to be filed by them in connection with, all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exceptions, concessions, leases, rights of way, easements, instruments, orders and approvals of Governmental Entities required for the ownership and operation of the assets and facilities of their respective businesses, except for any failure to so hold, be in compliance with the terms of, or have duly and currently filed, that in the reasonable judgment of Parent would not have a Parent Adverse Effect.

                  (k) Pre-Merger Restructuring Transactions. The Pre-Merger Restructuring Transactions described in clause (ii) of Section 3.9 and paragraph 6(a) of Exhibit 7.15 shall have been completed (except to the extent that the failure to be completed of the transactions described in such paragraph 6(a) results from a breach by Parent of Section 7.15).

                  (l) No Liberty Notice. Parent shall not have been notified by Liberty that any of the Conditions set forth in this Article VIII (other than Section 8.4) shall remain unsatisfied.

                  (m) Performance of Agreements. Liberty shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, to be performed or complied with by it hereunder, prior to or on the Closing Date and Liberty shall have delivered to Parent a certificate dated as of the Closing Date, signed by the President or any Vice President of Liberty (but without personal liability thereto) certifying as to the matters described in this Section 8.4(m).

                  (n) Certain Restructuring Transactions. There shall exist no material legal impediment to the consummation of the transactions and other events contemplated by the first sentence of Paragraph 8 of Exhibit 7.15 immediately following the Effective Time (other than the prompt taking of customary corporate actions within the control of Parent and/or Liberty and the filing of an amended certificate of incorporation for the Surviving Entity with the Delaware Secretary of State).

         8.4 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

                  (a) Accuracy of Representations and Warranties. (i) The aggregate effect of (A) all inaccuracies in the representations and warranties of Parent and Liberty set forth in this Agreement other than in Section 6.6 (without taking into account any qualifications as to materiality, except as used in Sections 5.7, 6.4 and 6.5, Parent Material Adverse Effect or Liberty Material Adverse Effect contained in such representations and warranties), and
(B) any adverse changes in, events occurring and/or conditions existing with respect to Liberty since December 31, 1998 that is not disclosed in the Liberty Group Information (it being understood, however, that for purposes of this clause (i) the accuracy of any representation or warranty which speaks as of the date of this Agreement or another date prior to the Closing Date shall be determined solely as of the date of this Agreement or such other date and not as of the Closing Date) does not and will not have insofar as can be reasonably foreseen a Parent Material Adverse Effect, a Liberty Material Adverse Effect or a Transaction Adverse Effect, and (ii) the representations and warranties of Parent contained in Sections 5.1, 5.2, 5.3 and 5.6 and of Liberty in Sections 6.1, 6.2 and 6.3 shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                  (b) Performance of Agreements. Each of Merger Sub, Liberty and Parent shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Officers' Certificates. (i) Liberty shall have delivered to the Company a certificate dated the Closing Date, signed by the President or any Vice President of Liberty (but without personal liability thereto) certifying as to the fulfillment of the conditions specified in Sections 8.4(a) and 8.4(b) (insofar as each relates to Liberty) and (ii) Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in
Section 8.4(a) and 8.4(b) (insofar as each relates to Parent and Merger Sub).

                  (d) Absence of Injunctions. No permanent or preliminary Injunction or restraining order or other by any court or other Government Entity of competent jurisdiction, or other legal restraint or prohibition, shall be in effect preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any


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



condition or restriction that has had or would have a Liberty Material Adverse Effect or a Transaction Adverse Effect.

                  (e) No Adverse Enactments. No statute, rule or regulation enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect, and there shall be no action, suit or proceeding brought by any such Governmental Entity and pending which (i) makes or may make this Agreement or the Merger illegal or (ii) has or is reasonably likely to have a Liberty Material Adverse Effect.

                  (f) Governmental Consents, Etc. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents (other than those specified in Sections 8.1(c), 8.2(g), 8.3(g) and 8.4(g)) as are required in connection with the consummation of the Merger shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of the Merger shall have been made, and all waiting periods, if any, applicable to the consummation of the Merger imposed by any Governmental Entity (other than those specified in Section 8.1(d)) shall have expired, other than any of the foregoing which, if not obtained, in force or effect, made or expired (as the case may be), would not, either individually or in the aggregate, have a Liberty Material Adverse Effect or a Transaction Adverse Effect.

                  (g) FCC. All FCC Consents shall have been granted without any condition that has or would have a Liberty Material Adverse Effect.

                  (h) Tax Opinion. The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Effective Time, to the effect that, for United States federal income tax purposes, (i) the Merger and the Specified Post-Merger Restructuring Transactions should be treated as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss should be recognized by a stockholder of the Company as a result of the Merger and the Specified Post-Merger Transactions with respect to the Company Stock converted solely into Parent Common Stock or Class A Liberty Group Stock in the Merger. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon (and may incorporate by reference) the representations and covenants made by the parties in the certificates referred to in Section 7.13.

                  (i) Specified Post-Merger Restructuring Transactions. All documentation necessary to effect the Cayman Continuation, including all Governmental Filings required to be made in connection therewith, shall be in form and substance reasonably satisfactory to the Company and shall have been, to the extent practicable, executed and, except for the making of such Governmental Filings, all actions necessary to consummate the Cayman Continuation shall have been duly taken.




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                                   ARTICLE IX

                                  TERMINATION

         9.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of the Company:

                  (i) by mutual consent of Parent, Liberty and the Company;

                  (ii) by any of the Company, Parent or Liberty: (A) if the Merger shall not have been consummated on or before March 31, 2000, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated on or before such date, and provided further that if the Merger has not been consummated on or before March 31, 2000 solely as a result of the failure of the conditions set forth in Sections 8.1(b) (if the failure to satisfy such condition is the result of any material acquisition or other transaction, or agreement with respect thereto, engaged in, or entered into, by Parent or Liberty or any of their respective Affiliates whether prior to or after the date hereof), 8.1(c), 8.2(d), 8.2(f), 8.2(g), 8.3(d), 8.3(f), 8.3(g), 8.4(f) or 8.4(g) to be satisfied or waived, any party, by written notice to each other party, may extend such date up to June 30, 2000 (or, in the case of a failure to be satisfied of the condition set forth in 8.1(b) under the circumstances described above in this sentence, such later date (not later than six months following the date of the consummation or termination of the Parent May Transactions and the receipt by the Company of notice thereof (the Company shall be deemed to have received notice of the consummation or termination of the Parent May Transactions if Parent discloses such consummation or termination in a publicly available filing with the Commission)) that is up to 45 days following the effectiveness of the Registration Statement, and provided that in the case of a failure to be satisfied of any of the other conditions specified in this clause (A) which is caused by or results from a material acquisition or other transaction, or agreement with respect thereto, engaged in, or entered into, by Parent or Liberty or their respective Affiliates, whether prior to or after the date hereof, the Company may extend such date up to December 31, 2000) (provided that neither Parent nor Liberty shall terminate this Agreement pursuant to this clause (A) until the later of (x) six months following the consummation or termination of the Parent May Transactions or (y) December 31, 2000), (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of any other party contained in this Agreement, in each case that is not curable, such that the conditions set forth in Sections 8.2(a) or (b) or Sections 8.3(a) or (b), in the case of such a breach by the Company, or Sections 8.4(a) or (b), in the case of such a breach by Parent, Merger Sub or Liberty, cannot be satisfied, (C) if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger or any of the Post-Merger Restructuring Transactions and such order, decree, ruling or other action shall have become final and nonappealable, or (D) the stockholders of the Company fail to approve and adopt the Merger Proposal by the requisite vote (I) at the Special Meeting, or (II) by the date one day prior to the applicable date referred to in (A) above, provided the Registration Statement became effective (unless the failure of the Registration Statement to become effective is the result of the Company's material breach of Section 3.2(a)) and remained effective such that the Proxy Statement could be mailed to the Company stockholders and the Special Meeting held prior to such applicable date (provided that Parent shall not terminate this Agreement pursuant to this clause (D) without the concurrence of Liberty);

                  (iii) by Liberty if (x) the Company Board withdraws or modifies, in a manner adverse to Parent or Liberty, its approval or recommendation of the Merger or (y) the Company Board approves or recommends, or authorizes the Company to enter into an agreement with respect to, an Alternative Proposal;

                  (iv) by the Company, if the Company determines in good faith that it is reasonably likely that the conditions set forth in Sections 8.2(d),
(e), (f) or (g) or Sections 8.3(a), (d), (e), (f), (g), (i) or (j) or Sections 8.4(d), (e), (f), or (g) will not be satisfied;

                  (v) by the Company (A) at any time in connection with entering into a definitive agreement with respect to an Alternative Proposal at a time when, immediately prior to such termination, Section 7.5(a) was not in effect, (B) pursuant to Section 3.4(c)(ii) or (C) pursuant to Section 3.4(c)(iv);

                  (vi) by Parent, pursuant to Section 3.4(c)(iv); or

                  (vii) by the Company, (A) pursuant to the last sentence of
Section 3.4(e) or (B) on ten business days notice, if the Company determines in good faith that it is reasonably likely that the condition set forth in Section 8.3(h) will not be satisfied.

         9.2      Termination Fee; Effects of Termination.

                  (a) If at a time that 7.5(a) is in effect (i) a bona fide Alternative Proposal shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Proposal and thereafter this Agreement is terminated pursuant to
Section 9.1(ii)(D) or (ii) this Agreement is terminated by Liberty pursuant to
Section 9.1(iii), then the Company shall promptly, but in no event later than the date of such termination, pay Liberty a fee of $50 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Liberty in connection with a termination of this Agreement as described in clause (i) of this Section 9.2(a) or in connection with a termination by Liberty pursuant to Section 9.1(iii) unless and until within six months after any such termination the Company enters into any definitive agreement with respect to, or consummates, a transaction pursuant to an Alternative Proposal (for the purposes of the foregoing proviso and the next succeeding sentence only, the term "Alternative Proposal" shall have the meaning assigned to such term in Section 7.5(a) except that the references to "25% in the definition of "Alternative Proposal" in Section 7.5(a) shall be deemed to be references to "50%"). Notwithstanding the foregoing, (x) if an Alternative Proposal shall have been made as described in clause (i) of this Section 9.2(a) and shall thereafter have been publicly unconditionally withdrawn by the maker thereof prior to the event giving rise to the termination of this Agreement referred to in clause (i) of this Section 9.2(a), no Termination Fee shall be payable by the Company to Liberty unless the Company enters into any definitive agreement with respect to, or consummates, any Alternative Proposal with the same maker or any of it Affiliates within the period of time set forth in the proviso to the immediately preceding sentence and (y) no Termination Fee shall be payable pursuant to this clause (a) in connection with any definitive agreement providing for, or the consummation of, an Alternative Transaction if such definitive agreement was entered into at a time that Section 7.5(a) was not in effect.

                  (b) If a Termination Fee becomes payable pursuant to Section 9.2(a), the Company will promptly take any actions necessary to cause all shares of Class B Liberty Group Stock beneficially owned by the Company and its Subsidiaries to be converted into shares of Class A Liberty Group Stock in accordance with the terms of such securities.

                  (c) If this Agreement is terminated by the Company in accordance with the last sentence of Section 3.4(e) as a result of a Liberty Impeding Transaction or an agreement with respect thereto, then Liberty shall pay to the Company on the date of such termination a fee of $50 million, payable by wire transfer of same day funds.

                  (d) If this Agreement is terminated by the Company in accordance with Section 9.1(iv) or 9.1(v) and prior to or within six months following such termination the Company enters into a contract, agreement, arrangement or understanding with respect to an Alternative Proposal and the transaction contemplated by such Alternative Proposal (or any other Alternative Proposal involving the same party or parties) is thereafter consummated, the Company shall pay to Liberty on the date of the consummation of such transaction a fee of $10 million, payable by wire transfer of same day funds.

                  (e) In the event of any termination of this Agreement by the Company, Parent or Liberty pursuant to Section 9.1, this Agreement forthwith shall become void and there shall be no liability or obligation on the part of Parent, Merger Sub, Liberty, the Company or their respective affiliates, stockholders, directors, officers, agents or representatives except (i) as provided in Sections 7.2, 7.6, this Section 9.2 and Section 10.10, which shall survive such termination; and (ii) that, subject to Section 10.10, termination of this Agreement shall not relieve a party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 No Waiver or Survival of Representations and Warranties. The respective representations and warranties of Parent, Merger Sub, Liberty and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. All representations and warranties made by each of the parties herein shall expire at the Effective Time and shall thereafter be of no further force or effect.

         10.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

                  (a)    If to Parent or Merger Sub:

                         AT&T Corp.
                         295 North Maple Avenue
                         Basking Ridge, NJ 07920
                         Attention: Vice President-Law and Corporate Secretary
                         Facsimile: (908) 221-6618

                         with a copy to:

                         Wachtell, Lipton, Rosen & Katz
                         51 W. 52nd Street
                         New York, NY 10019
                         Attention: David Silk, Esq.
                         Facsimile: (212) 403-2000

                  (b)    If to Liberty:

                         Liberty Media Corporation
                         9197 South Peoria Street
                         Englewood, CO 80112
                         Attention: Charles Y. Tanabe, Esq.
                         Facsimile: (720) 875-5382




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





                         with a copy to:

                         Baker & Botts, L.L.P.
                         599 Lexington Ave.
                         New York, NY 10022
                         Attention: John L. Graham, Esq.
                         Facsimile: (212) 705-5125

                  (c)    If to the Company:

                         The Associated Group, Inc.
                         Three Bala Plaza East
                         Suite 502
                         Bala Cynwyd, PA  19004
                         Attention: Scott G. Bruce, Esq.
                         Facsimile:  (610) 660-4920

                         with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         One Beacon Street
                         Boston, MA  02108
                         Attention: Kent A. Coit, Esq.
                         Facsimile:  (617) 573-4822

                         and to:

                         Dechert Price & Rhoads
                         1717 Arch Street
                         Philadelphia, PA 19103
                         Attention: Barton J. Winokur, Esq.
                         Facsimile: (215) 994-2222

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

         10.3 Entire Agreement. This Agreement (including the Schedules, Annexes, Exhibits and other documents referred to herein) and, solely with respect to certain matters affecting only Parent, Liberty and Merger Sub, the Inter-Group Agreement and the Tax Sharing Agreement, constitute the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.



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





         10.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns. Except for the provisions of Section 3.6(a) (which may be enforced by the persons entitled to the applicable cash payments) and Section 7.12 (which may be enforced by any Indemnified Party referred to therein), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 7.12 (or of this sentence of Section 10.4) may not be amended or altered in any manner with respect to any Indemnified Party without the prior written consent of such Indemnified Party.

         10.5 Amendment. This Agreement may be amended by action of all the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of this Agreement and the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding the foregoing, (a) the provisions of Sections 7.4 (other than Sections 7.4(c)(i), 7.4(h)(i), 7.4(h)(ii), 7.4(h)(iii) or 7.4(i)) and 7.5 may be amended by an instrument signed in writing by the Company and Liberty, without any action on the part of Parent or Merger Sub and (b) following the Effective Time, the provisions of Sections 3.11 and 7.15 (including Exhibit 7.15), and this sentence of Section
10.5 may only be amended by an instrument signed in writing by Parent, Liberty and, on behalf of the Company, by at least one individual who was serving on the board of directors of the Company immediately prior to the Effective Time.

         10.6 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by each such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.6. Any waiver by either Parent or Liberty shall require the consent of both Parent and Liberty. Notwithstanding the foregoing, the provisions of Sections 7.4 (other than Sections 7.4(c)(i), 7.4(h)(i), 7.4(h)(ii), 7.4(h)(iii) or 7.4(i)) and 7.5
may be waived by an instrument signed in writing by the Company and Liberty without any action on the part of Parent or Merger Sub. In addition, following the Effective Time, the provisions of Sections 3.11 and 7.15, (including
Exhibit 7.15) may only be waived by an instrument signed in writing by Parent, Liberty and, on behalf of the Company, by at least one individual who was serving on the board of directors of the Company immediately prior to the Effective Time.

         10.7 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         10.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         10.9 Applicable Law. This Agreement and the legal relations between the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

         10.10 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent governmental authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Agreement or part hereof as a result of such holding or order. Notwithstanding any other provision of this Agreement or any other document executed in connection herewith, the Company shall have no liability to Parent or Merger Sub hereunder in respect of any representation, warranty, covenant, agreement or any other obligation of the Company set forth herein, other than with respect to the agreements and covenants set forth in Sections 3.2, 3.3, 3.4, 3.6, 3.7, 3.9, 7.1, 7.2, 7.3, 7.4(c)(i), 7.4(h)(i), 7.4(h)(ii), 7.4(h)(iii),
7.4(i), 7.6, 7.9, 7.13, 7.14, and 7.15.

         10.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the


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terms and provisions of this Agreement in any court of the United States or in
Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the non-exclusive jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         10.12 Disclosure Schedule. The parties acknowledge that the Company Disclosure Schedule to this Agreement (i) relates to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) is qualified in its entirety by reference to specific provisions of this Agreement and (iii) is not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company, or any of its Subsidiaries or to Teligent or any of its Subsidiaries or will have or is likely to have a Material Adverse Effect, a Teligent Material Adverse Effect, a Transaction Adverse Effect, a Teligent Interest Material Adverse Effect or a Parent Adverse Effect. Disclosure of the information contained in one section or part of the Company Disclosure Schedule shall be deemed as proper disclosure for other sections or parts of the Company Disclosure Schedule only if appropriately cross-referenced or if the relevance thereof is reasonably apparent from the context in which it appears, provided that information in the Company Disclosure Schedule shall be deemed to qualify the representations in Sections 4.1, 4.2, 4.3 and 4.17 only if such information is set forth in, or cross-referenced into, the applicable item or subsection of Sections 4.1, 4.2, 4.3 or 4.17 (as appropriate) of the Company Disclosure Schedule (except that information disclosed in Section 4.4(e) of the Company Disclosure Schedule may be cross-referenced into Section 4.3(4) of the Company Disclosure Schedule).




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement and Plan of Merger as of the date first above written.

                                   AT&T CORP.


                                     By: /s/ Daniel E. Somers
                                        -------------------------------------
                                             Name:  Daniel E. Somers
                                             Title: Senior Executive Vice
                                                    President and CFO


                                     THE ASSOCIATED GROUP, INC.


                                     By: /s/ Myles P. Berkman
                                        -------------------------------------
                                             Name:  Myles P. Berkman
                                             Title: Chairman, President
                                                    Chief Executive Officer and
                                                    Treasurer


                                     LIBERTY MEDIA CORPORATION


                                     By: /s/ Gary S. Howard
                                        -------------------------------------
                                             Name:  Gary S. Howard
                                             Title: Executive Vice President
                                                    and Chief Operating Officer


                                     A-GROUP MERGER CORP.


                                     By: /s/ Daniel E. Somers
                                        -------------------------------------
                                             Name:  Daniel E. Somers
                                             Title: